Exhibit 2.1
ORION ENERGY SYSTEMS, LTD.
SERIES C SENIOR CONVERTIBLE PREFERRED
STOCK PURCHASE AGREEMENT

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		Page
6.6	Notices	17
6.7	Finder’s Fee	17
6.8	Indemnification	17
6.9	Expenses	18
6.10	Amendments and Waivers	18
6.11	Severability	18
6.12	Entire Agreement	18
6.13	Delays or Omissions	18
6.14	Counterparts	18

SCHEDULE A	Schedule of Investors
SCHEDULE B	Shareholders and Shares Held
SCHEDULE C	Officers and Employees Party to Proprietary Information Agreement

EXHIBIT A	Amended and Restated Articles of Incorporation
EXHIBIT B	Investors’ Rights Agreement
EXHIBIT C	Offer and Co-Sale Agreement
EXHIBIT D	Proprietary Information Agreement
EXHIBIT E	Opinion of Foley & Lardner

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ORION ENERGY SYSTEMS, LTD.
SERIES C SENIOR CONVERTIBLE PREFERRED
STOCK PURCHASE AGREEMENT
     THIS STOCK PURCHASE AGREEMENT (the “Agreement”) is made as of the ___ day of                     , by and among Orion Energy Systems, Ltd., a Wisconsin corporation (the “Company”), and the investors listed on Schedule A hereto, each of which is herein referred to as an “Investor.”
     THE PARTIES HERETO HEREBY AGREE AS FOLLOWS:
     1. Purchase and Sale of Stock.
          1.1 Sale and Issuance of Series C Preferred Stock.
               (a) The Company shall adopt and file with the Wisconsin Department of Financial Institutions of on or before the Closing (as defined below) the Amended and Restated Articles of Incorporation in the form attached hereto as Exhibit A (the “Certificate”).
               (b) Prior to the Closing the Company shall authorize (i) the sale and issuance to the Investors of up to                      shares of its Series C Senior Convertible Preferred Stock (the “Shares”) and (ii) the issuance of the shares of Common Stock to be issued upon conversion of the Shares (the “Conversion Shares”). The Shares and the Conversion Shares shall have the rights, preferences, privileges and restrictions set forth in the Certificate.
               (c) Subject to the terms and conditions of this Agreement, each Investor agrees, severally and not jointly, to purchase at the Closing and the Company agrees to sell and issue to each Investor at the Closing, that number of Shares set forth opposite such Investor’s name under the heading “Shares” on Schedule A hereto for $2.75 per share (the “Series C Purchase Price”).
          1.2 Closing. The purchase and sale of the Shares shall take place at the offices of                                          , at 10:00 A.M. (local time), on                     , or at such other time and place as the Company and Investors acquiring in the aggregate a majority of the Shares agree upon orally or in writing (which time and place are designated as the “Closing”). At the Closing, the Company shall deliver to each Investor a certificate representing the Shares that such Investor is purchasing against payment of the purchase price therefor by check, wire transfer, cancellation of indebtedness, or any combination thereof.
          1.3 Use of Proceeds. The Company will use the proceeds from the sale of the Shares to fund operating expenses, working capital and capital expenditures, and for other general corporate purposes.

     2. Representations and Warranties of the Company. The Company hereby represents and warrants to each Investor that, except as set forth on a Schedule of Exceptions (the “Schedule of Exceptions”) furnished to each Investor, specifically identifying the relevant Section hereof, which exceptions shall be deemed to be representations and warranties as if made hereunder:
          2.1 Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in active status under the laws of the State of Wisconsin. Each of Great Lakes Energy Technologies, LLC and Orion Aviation, Inc. (collectively, the “Subsidiaries” and, together with the Company, the “Company Parties”) is a limited liability company or corporation duly organized, validly existing and in good standing under the laws of Wisconsin. Each of the Company Parties has all requisite corporate power and authority to carry on its business as now conducted and as proposed to be conducted and to carry out the transactions contemplated by the Agreement and the Ancillary Agreements. Each of the Company Parties is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on its assets, properties, financial condition, operating results, prospects or business as currently conducted and as proposed to be conducted by the Company Parties, taken as a whole (a “Material Adverse Effect”).
          2.2 Existing Capitalization and Voting Rights of the Company.
               (a) The authorized capital of the Company consists, or will consist immediately prior to the Closing, of:
                    (i) Preferred Stock. 20,000,000 shares of Cumulative Preferred Stock, par value $0.01 per share (the “Preferred Stock”), of which (i) 500,000 shares are designated Series A Convertible 12% Cumulative Preferred Stock (the “Series A Preferred Stock”), of which 84,000 are issued and outstanding (64,000 of which are held by the Company in a fiduciary capacity), (ii) 4,000,000 shares are designated Series B Preferred Stock (the “Series B Preferred Stock”), of which 2,989,830 are issued and outstanding, and (iii) 2,000,000 shares are designated Series C Senior Convertible Preferred Stock (the “Series C Preferred Stock”), none of which are outstanding and 1,636,364 of which are to be sold pursuant to this Agreement. The rights, privileges and preferences of the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock are as stated in the Certificate.
                    (ii) Common Stock. 80,000,000 shares of Common Stock, no par value (the “Common Stock”), of which 9,001,770 shares are issued and outstanding (of which 61,864 are held by the Company in a fiduciary capacity).
               (b) The outstanding shares of Common Stock and Preferred Stock are owned by the shareholders of record and in the amounts specified in Schedule B hereto.
               (c) The outstanding shares of Common Stock and Preferred Stock are duly and validly authorized and issued, fully paid and nonassessable except to the extent provided in Section 180.0622 of the Wisconsin Statutes (hereinafter, “Nonassessable”),

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and were issued in accordance with the registration or qualification provisions of the applicable federal and state securities laws of the United States and any relevant state securities laws, or pursuant to valid exemptions therefrom.
               (d) Except for (A) the rights provided in Section 2.4 of that certain Investors’ Rights Agreement in the form attached hereto as Exhibit B (the “Investors’ Rights Agreement”), (B) an aggregate of 8,423,750 shares of Common Stock reserved for issuance upon the exercise of outstanding options granted or to be granted pursuant to the Company’s 2003 Stock Option Plan and 2004 Equity Incentive Plan (the “Incentive Plans”), and (C) 1,099,110 shares of Common Stock reserved for issuance upon the exercise of outstanding warrants to purchase the Company’s Common Stock, there are no outstanding options, warrants, rights (including conversion or preemptive rights) or agreements for the purchase or acquisition from the Company of any shares of its capital stock. The Company is not a party or subject to any agreement or understanding, and, to the Company’s knowledge, there is no agreement or understanding between any persons and/or entities, which affects or relates to the voting or giving of written consents with respect to any security or by a director of the Company. No stock plan, stock purchase, stock option or other agreement or understanding between the Company and any holder of any securities or rights exercisable or convertible for securities provides for acceleration or other changes in the vesting provisions or other terms of such agreement or understanding as the result of the occurrence of any event, except as may be provided by the terms of the Incentive Plans.
          2.3 Subsidiaries. The Company is the sole legal and beneficial owner of the entire issued share capital of each of the Subsidiaries. Other than the Subsidiaries, the Company does not own or control, directly or indirectly, any interest in any other corporation, association, or other business entity. The Company is not a participant in any joint venture, partnership or similar arrangement.
          2.4 Authorization. All corporate action on the part of the Company, its officers, directors and shareholders necessary for the authorization, execution and delivery of this Agreement, the Investors’ Rights Agreement, and that certain First Offer and Co-Sale Agreement in the form attached hereto as Exhibit C (the “First Offer and Co-Sale Agreement”), and together with the Investors’ Rights Agreement, the “Ancillary Agreements”), the performance of all obligations of the Company hereunder and thereunder, and the authorization, issuance (or reservation for issuance), sale and delivery of the Shares being sold hereunder and the Conversion Shares has been taken or will be taken prior to or at the Closing, and this Agreement and the Ancillary Agreements constitute valid and legally binding obligations of the Company, enforceable in accordance with their respective terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, and (iii) to the extent the indemnification provisions contained in the Investors’ Rights Agreement may be limited by applicable federal or state securities laws.
          2.5 Valid Issuance of Preferred and Common Stock. The Shares being purchased by the Investors hereunder, when issued, sold and delivered in accordance with the terms of this Agreement for the consideration expressed herein, will be duly and validly issued,

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fully paid, and Nonassessable, and will be free of restrictions on transfer other than restrictions on transfer under this Agreement and the Ancillary Agreements and under applicable state and federal securities laws. The Conversion Shares have been duly and validly reserved for issuance and, upon issuance in accordance with the terms of the Certificate, will be duly and validly issued, fully paid, and Nonassessable and will be free of restrictions on transfer other than restrictions on transfer under this Agreement and the Ancillary Agreements and under applicable state and federal securities laws.
          2.6 Governmental Consents. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority on the part of the Company is required in connection with the execution, delivery and performance by the Company of this Agreement and the Ancillary Agreements or the offer, issuance and sale of the Shares and the Conversion Shares, or the consummation of the transactions contemplated by this Agreement, except (a) such filings as have been made prior to the date hereof, and (b) such other post-closing filings as may be required, each of which will be filed with the proper authority by the Company in a timely manner.
          2.7 Offering. Subject in part to the truth and accuracy of each Investor’s representations set forth in Section 3 of this Agreement, the offer, sale and issuance of the Shares as contemplated by this Agreement are exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”) and any applicable state securities laws. Neither the Company, nor any authorized agent acting on behalf of the Company, will take any action hereafter that would cause the loss of such exemptions.
          2.8 Litigation. There is no action, suit, proceeding or investigation pending or, to the Company’s knowledge, currently threatened in writing against any of the Company Parties that questions the validity of this Agreement or any Ancillary Agreement, or the right of the Company to enter into such agreements, or to consummate the transactions contemplated hereby or thereby, or that might have, either individually or in the aggregate, a Material Adverse Effect, nor is the Company aware that there is any basis for the foregoing. The foregoing includes, without limitation, actions, suits, proceedings or investigations pending or threatened in writing (or any basis therefor known to the Company) involving the prior employment of any of the employees of any of the Company Parties, their use in connection with each of the Company Parties’ business of any information or techniques allegedly proprietary to any of their respective former employers, or their obligations under any agreements with prior employers. None of the Company Parties is a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. Except as set forth on the Schedule of Exceptions, there is no action, suit or proceeding by any of the Company Parties currently pending or that any of the Company Parties intends to initiate.
          2.9 Patents and Trademarks. To the best of the Company’s knowledge, each of the Company Parties has sufficient title and ownership, or sufficient rights to the use, of all patents, trademarks, service marks, trade names, domain names, copyrights, trade secrets, information, proprietary rights and processes necessary for its business as now conducted and as proposed to be conducted without, to the Company’s knowledge, any conflict with, or violation or infringement of the rights of others, including, without limitation, any of the

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Company Parties’ present or former employees or the former or other employers of all such persons. The Schedule of Exceptions contains a complete list of patents and pending patent applications and registrations and applications for trademarks, copyrights and domain names of each of the Company Parties. Except as set forth on the Schedule of Exceptions, there are no outstanding options, licenses, agreements, claims, encumbrances or shared ownership of interests of any kind relating to anything referred to above in this Section 2.9, nor is any of the Company Parties bound by or a party to any options, licenses, agreements or warranties of any kind with respect to the patents, trademarks, service marks, trade names, domain names, copyrights, trade secrets, licenses, information, proprietary rights and/or processes of any other person or entity, except, in either case, for standard, generally commercially available, “off-the-shelf” third party products that are not and will not to any extent be part of any product, service or intellectual property offering of the Company. Except as set forth on the Schedule of Exceptions, none of the Company Parties has received any communications in writing alleging that a Company Party has violated, or by conducting its business as proposed, would violate any of the patents, trademarks, service marks, trade names, copyrights or trade secrets or other proprietary rights of any other person or entity and the Company is not aware of any potential basis for such an allegation or of any reason to believe that such an allegation may be forthcoming. The Company is not aware that any of its or either of the Subsidiaries’ employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of his or her best efforts to promote the interests of the Company and its Subsidiaries or that would conflict with the Company’s and the Subsidiaries’ business as now conducted and as proposed to be conducted. Neither the execution nor delivery of this Agreement, nor the carrying on of the Company’s business by the employees of the Company, nor the conduct of the Company’s business as proposed, will, to the Company’s knowledge, conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any of such employees is now obligated. The Company does not believe it is or will be necessary to use any inventions of any of its employees (or persons it currently intends to hire) made prior to their employment by the Company. The Company is not subject to any “open source” or “copyleft” obligations, or otherwise required (now or in the future) to make any public disclosure or general availability of source code either used or developed by, the Company.
          2.10 Compliance with Other Instruments; No Conflicts. None of the Company Parties is in violation of any provision of its Articles of Incorporation or Bylaws or comparable governing documents, or in any material respect in violation or default of any instrument, judgment, order, writ, decree or contract to which it is a party or by which it is bound, or of any provision of any federal, state or local statute, rule or regulation applicable to any of the Company Parties. The execution, delivery and performance of this Agreement and the Ancillary Agreements, and the consummation of the transactions contemplated hereby and thereby will not result in any such violation or default or be in conflict with or constitute, with or without the passage of time and giving of notice, either a default under any such provision, instrument, judgment, order, writ, decree or contract or an event that results in the creation of any lien, charge or encumbrance upon any assets of any of the Company Parties or the suspension, revocation, impairment, forfeiture, or nonrenewal of any material permit, license, authorization, or approval applicable to any of the Company Parties, their business or operations or any of their assets or properties.

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          2.11 Certain Contracts and Arrangements. Except as set forth in this Agreement, the Ancillary Agreements or as set forth in the Schedule of Exceptions, none of the Company Parties is a party or subject to or bound by:
               (a) any contract, agreement or understanding entered into in the ordinary course of business involving a potential commitment, obligation or payment by or to such Company Party in excess of $200,000;
               (b) any (i) contract, agreement or understanding (other than contracts, agreements or understandings entered into in the ordinary course of business) or (ii) instrument, judgment, order, writ or decree; in each case involving a potential commitment, obligation or payment by or to such Company Party in excess of $100,000;
               (c) any material license of any patent, copyright, trade secret or other proprietary right to or from such Company Party (other than the license to such Company Party of standard, generally commercially available, “off-the-shelf” third party products that are not and will not to any extent be part of any product, service or intellectual property offering of any of the Company Parties);
               (d) provisions materially restricting the development, manufacture or distribution of such Company Parties’ products or services;
               (e) indemnification by such Company Party with respect to infringements of proprietary rights;
               (f) any indenture, mortgage, promissory note, loan agreement, or guaranty;
               (g) any employment contracts, noncompetition agreements, severance agreements or other agreements with present or former officers, directors, employees or shareholders of such Company Party or persons related to or affiliated with such persons;
               (h) any stock redemption or purchase agreements or other agreements affecting or relating to the capital stock of such Company Party;
               (i) any benefit plan relating to the employees of such Company Party, including pension, profit sharing, other deferred compensation plan or arrangement, bonus, retirement, health insurance, severance or stock option plans;
               (j) any joint venture or partnership agreement;
               (k) any manufacturer, development or supply agreement involving a potential commitment, obligation or payment by or to such Company Party in excess of $100,000; or
               (l) any acquisition, merger or similar agreement.

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     All contracts, agreements, leases and instruments set forth on the Schedule of Exceptions are valid and are in full force and effect and constitute legal, valid and binding obligations of the Company and, to the knowledge of the Company, of the other parties, and are enforceable in accordance with their respective terms.
          2.12 Related-Party Transactions. No employee, officer, director or shareholder of any of the Company Parties owning two percent (2%) or more of the total outstanding equity of any of the Company Parties (a “Related Party”) or member of such Related Party’s immediate family, or any corporation, partnership or other entity in which such Related Party is an officer, director or partner, or in which such Related Party has significant ownership interests or otherwise controls, is indebted to any of the Company Parties, nor is any of the Company Parties indebted (or committed to make loans or extend or guarantee credit) to any of them, other than (a) for payment of salary for services previously rendered in the ordinary course of business, (b) as reimbursement for reasonable expenses incurred on behalf of such Company Party in the ordinary course of business, (c) for other standard employee benefits made generally available to all employees (not including stock option agreements outstanding under any stock option plan approved by the Board of Directors of the Company), or (d) such other employee benefits as may be provided for in any written employment agreement or other written instrument. To the Company’s knowledge, none of such persons has any direct or indirect ownership interest in any firm or corporation with which any of the Company Parties is affiliated or with which any of the Company Parties has a business relationship, or any firm or corporation that competes with any of the Company Parties, except that employees, officers, directors or shareholders of each of the Company Parties and members of such Related Party’s immediate families may own stock in publicly traded companies that may compete with the Company Parties. No Related Party or member of their immediate family is directly or indirectly interested in any material contract with any of the Company Parties. The terms of any transaction with a Related Party (including, without limitation, transactions between the Company and each of the Subsidiaries) are on arms’ length for any purpose, as reasonably determined based on professional advice, and have been approved by the Company or the Subsidiary, as the case may be, in accordance with applicable laws, rules and regulations. No terms of such transactions would reasonably be expected to result in a Material Adverse Effect.
          2.13 Permits. Each of the Company Parties has all franchises, permits, licenses, and any similar authority necessary for the conduct of its business as now conducted and as proposed to be conducted, the lack of which could have a Material Adverse Effect. None of the Company Parties is in default in any material respect under any of such franchises, permits, licenses, or other similar authority.
          2.14 Environmental and Safety Laws. None of the Company Parties is in violation of any applicable statute, law or regulation relating to the environment or occupational health and safety, which violation would have a Material Adverse Effect and no material expenditures are or, to the Company’s knowledge, will be required in order to comply with any such existing statute, law or regulation.
          2.15 Manufacturing, Marketing and Development Rights. The Company has not granted rights to manufacture, produce, assemble, license, market, or sell its

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products to any other person and is not bound by any agreement that affects the Company’s exclusive right to develop, manufacture, assemble, distribute, market or sell its products.
          2.16 Registration Rights. Except as provided in the Investors’ Rights Agreement, the Company has not granted or agreed to grant any registration rights, including piggyback rights, to any person or entity.
          2.17 Corporate Documents. The Certificate and bylaws of the Company are in the form previously provided to special counsel for the Investors.
          2.18 Title to Property and Assets. Each of the Company Parties owns its property and assets free and clear of all mortgages, liens, loans and encumbrances, except such encumbrances and liens that arise in the ordinary course of business and do not materially impair such Company Parties’ ownership or use of such property or assets. With respect to the property and assets it leases, each of the Company Parties is in compliance with such leases and holds a valid leasehold interest free of any liens, claims or encumbrances.
          2.19 Financial Statements. The Company has delivered to each Investor (a) its audited consolidated financial statements (balance sheet and income and cash flow statements, including notes thereto) at March 31, 2006 and for the fiscal year then ended, and (b) interim, unaudited financial statements as of June 30, 2006 (the “Financial Statements”). The Financial Statements have been prepared in accordance with United States generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods indicated. The Financial Statements present the financial condition and operating results of the Company and the Subsidiaries on a consolidated basis as of the dates, and for the periods, indicated therein. Except as set forth in the Financial Statements, the Company has no material liabilities, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business subsequent to June 30, 2006 and (ii) obligations under contracts and commitments incurred in the ordinary course of business and not required under GAAP to be reflected in the Financial Statements, and which, individually or in the aggregate, are not material to the financial condition or operating results of the Company. The Company maintains a standard system of accounting established and administered in accordance with GAAP.
          2.20 Changes. Since June 30, 2006, there has not been:
               (a) any change in the assets, liabilities, financial condition or operating results of the Company from that reflected in the Financial Statements, except changes in the ordinary course of business that have not had a Material Adverse Effect;
               (b) any damage, destruction or loss, whether or not covered by insurance, of any material asset of the Company;
               (c) any waiver by any of the Company Parties of a valuable right or of a material debt owed to it;
               (d) any satisfaction or discharge of any lien, claim or encumbrance or payment of any obligation by any of the Company Parties, except in the ordinary course of business and that has not had a Material Adverse Effect;

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               (e) any material change or amendment to a material contract;
               (f) any material change in any compensation arrangement or agreement with any employee, officer or director;
               (g) any sale, assignment or transfer of any patents, trademarks, copyrights, trade secrets or other intangible assets;
               (h) any resignation or termination of employment of any key officer of the Company; and the Company, to its knowledge, does not know of the impending resignation or termination of employment of any such officer or key employee of the Company;
               (i) receipt of notice that there has been a loss of, or material order cancellation by, any major customer of the Company;
               (j) any mortgage, pledge, transfer of a security interest in, or lien, created by any of the Company Parties, with respect to any of its material properties or assets, except liens for taxes not yet due or payable and liens that arise in the ordinary course of business and do not materially impair such Company Parties’ ownership or use of such property or assets;
               (k) any loans or guarantees made by any of the Company Parties to or for the benefit of its employees, officers or directors, or any members of their immediate families, other than travel advances and other advances made in the ordinary course of its business;
               (l) any declaration, setting aside or payment or other distribution in respect of any of the Company’s capital stock, or any direct or indirect redemption, purchase or other acquisition of any of such stock by the Company, except to the extent specifically contemplated by this Agreement;
               (m) to the Company’s knowledge, any other event or condition of any character that would be reasonably likely to have a Material Adverse Effect; or
               (n) any agreement or commitment by any of the Company Parties to do any of the things described in this Section 2.20.
          2.21 Employee Benefit Plans. None of the Company Parties has any Employee Benefit Plan as defined in the Employee Retirement Income Security Act of 1974.
          2.22 Tax. None of the Company Parties is currently liable for any tax (whether income tax, capital gains tax, or otherwise), and any taxes which were due in the past (if at all) have been timely paid by the Company. Each of the Company Parties has accurately prepared and timely effected and filed all necessary filings (including income and payroll tax returns and filings that it is required to file) and reports (the “Tax Reports”) with the appropriate tax authorities and has paid or made adequate provision for the payment of all amounts due pursuant to the Tax Reports as well as other taxes, assessments and governmental charges which have become due or payable. The Tax Reports are true and complete in all material respects and

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accurately reflect all liability for taxes for the periods covered thereby. None of the Company Parties’ tax returns have been audited by any taxing authority and none of the Company Parties has been advised that any of such Tax Reports have been or are being so audited. Each of the Company Parties has withheld or collected for each payment made to each of its employees, the amount of all taxes (including, but not limited to, federal income taxes, Federal Insurance Contribution Act taxes and Federal Unemployment Tax Act taxes) required to be withheld or collected therefrom and has timely paid the same to the proper tax receiving officers or authorized depositories. None of the Company Parties has notice that any tax return or report is under examination by any governmental entity.
          2.23 Insurance. Each of the Company Parties has adequate insurance, with financially sound and reputable insurers, with respect to its properties, business and operations that are of a character customarily insured by entities engaged in the same or a similar business similarly situated, against loss or damage of the kinds customarily insured against by such entities, which insurance is of such types as are customarily carried under similar circumstances by such other entities.
          2.24 Minute Books. The minute books of each of the Company Parties provided to the Investors contain a complete summary of all meetings of directors and shareholders since January 1, 2005 and reflect all transactions referred to in such minutes accurately in all material respects.
          2.25 Labor Agreements and Actions. None of the Company Parties is bound by or subject to (and none of its assets or properties is bound by or subject to) any written or oral, express or implied, contract, commitment or arrangement with any labor union, and no labor union has requested or, to the Company’s knowledge, has sought to represent any of the employees, representatives or agents of any of the Company Parties. There is no strike or other labor dispute involving any of the Company Parties pending, or to the Company’s knowledge, threatened, that could have a Material Adverse Effect, nor is the Company aware of any labor organization activity involving the employees of any of the Company Parties. The Company is not aware that any officer or key employee, or that any group of key employees, intends to terminate their employment with any of the Company Parties, nor does the Company have a present intention to terminate the employment of any of the foregoing. The employment of each officer and employee of each of the Company Parties is terminable at the will of such Company Party. To the Company’s knowledge, each of the Company Parties has complied in all material respects with all applicable federal, state and provincial equal employment opportunity and other laws related to employment. None of the Company Parties is subject to, and none of their employees benefit from, any collective bargaining agreement by way of any applicable employment laws and regulations and extension orders. All employees of the Company whose employment responsibility requires access to confidential or proprietary information of the Company have executed and delivered Propriety Information and Intellectual Property Agreements in the form of Exhibit D (“Proprietary Information Agreements) and all of such agreements are in full force and effect. None of the employees of the Company is represented by any labor union, and there is no labor strike or other labor trouble pending with respect to the Company (including, without limitation any organizational drive) or, to the best of the Company’s knowledge, threatened.

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          2.26 Significant Customers and Suppliers. Section 2.26 of the Schedule of Exceptions sets forth a list of (a) each customer that accounted for more than one percent (1%) of the consolidated revenues of the Company during the last full fiscal year or the interim period through June 30, 2006 and the amount of revenues accounted for by such customer during each such period and (b) each supplier that is the sole supplier of any significant product to the Company or a Subsidiary. No such customer or supplier has indicated within the past year that it will stop, or decrease the rate of, buying products or supplying products, as applicable, to the Company or any Subsidiary. No unfilled customer order or commitment obligating the Company or any Subsidiary to process, manufacture or deliver products or perform services will result in a loss to the Company or any Subsidiary upon completion of performance. No purchase order or commitment of the Company or any Subsidiary is in excess of normal requirements, nor are prices provided therein in excess of current market prices for the products or services to be provided thereunder.
          2.27 Inventory. All inventory of the Company and the Subsidiaries, whether or not reflected on the Financial Statements, consists of a quality and quantity usable and saleable in the Ordinary Course of Business, except for obsolete items and items of below-standard quality, all of which have been written-off or written-down to net realizable value on the Financial Statements. All inventories not written-off have been priced at cost on a first-in, first out basis. The quantities of each type of inventory, whether raw materials, work-in-process or finished goods, are not excessive in the present circumstances of the Company and the Subsidiaries.
          2.28 Accounts Receivable. All accounts receivable of the Company and the Subsidiaries reflected on the Financial Statements are valid receivables subject to no setoffs or counterclaims and are current and collectible (within 90 days after the date on which it first became due and payable), net of the applicable reserve for bad debts on the Financial Statements. All accounts receivable reflected in the financial or accounting records of the Company that have arisen since June 30, 2006 are valid receivables subject to no setoffs or counterclaims and are collectible (within 90 days after the date on which it first became due and payable), net of a reserve for bad debts in an amount proportionate to the reserve shown on the Financial Statements.
          2.29 Product Warranty. No product manufactured, sold, leased, licensed or delivered by the Company or any Subsidiary is subject to any guaranty, warranty, right of return, right of credit or other indemnity other than (i) the applicable standard terms and conditions of sale or lease of the Company or the appropriate Subsidiary, which are set forth in Section 2.29 of the Schedule of Exceptions and (ii) manufacturers’ warranties for which neither the Company nor any Subsidiary has any liability. Section 2.29 of the Disclosure Schedule sets forth the aggregate expenses incurred by the Company and the Subsidiaries in fulfilling their obligations under their guaranty, warranty, right of return and indemnity provisions during each of the fiscal years and the interim period covered by the Financial Statements; and the Company does not know of any reason why such expenses should significantly increase as a percentage of sales in the future.
          2.30 Disclosure. The Company has provided each Investor with all information that such Investor has requested for deciding whether to purchase the Shares. This

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Agreement, including all Exhibits and Schedules hereto, and the 2007 Operating Plan, dated March 6, 2006, furnished to the Investors in connection with the transactions contemplated by this Agreement, when read together, do not contain any untrue statement of a material fact or omit a material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which they were made, not misleading. The Company knows of no information or fact which has or would have a Material Adverse Effect, which has not been disclosed in the Schedule of Exceptions. Each projection furnished in the Plan was prepared in good faith based on reasonable assumptions and respects the Company’s best estimate of future results based on information available as of the date of the Plan.
     3. Representations and Warranties of the Investors. Each Investor, severally and not jointly, hereby represents and warrants that:
          3.1 Authorization. Such Investor has full power and authority to enter into this Agreement and the Ancillary Agreements, and each such agreement constitutes its valid and legally binding obligation, enforceable in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, and (iii) to the extent the indemnification provisions contained in the Investors’ Rights Agreement may be limited by applicable federal, state or provincial securities laws.
          3.2 Purchase Entirely for Own Account. This Agreement is made with such Investor in reliance upon such Investor’s representation to the Company, which by such Investor’s execution of this Agreement such Investor hereby confirms, that the Shares to be received by such Investor and the Conversion Shares (collectively, the “Securities”) will be acquired for investment for such Investor’s own account, not as a nominee or agent, and not with a view to the distribution of any part thereof, and that such Investor has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, such Investor further represents that such Investor does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Securities.
          3.3 Disclosure of Information. Such Investor further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Shares and the business, properties, prospects and financial condition of the Company. The foregoing, however, does not limit or modify the representations and warranties of the Company in Section 2 of this Agreement or the right of the Investors to rely thereon.
          3.4 Investment Experience. Such Investor is an investor in securities of companies in the development stage and acknowledges that it is able to fend for itself, can bear the economic risk of its investment, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Shares. If other than an individual, Investor also represents it has not been organized for the purpose of acquiring the Shares.

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          3.5 Accredited Investor. The Investor is an “accredited investor” within the meaning of SEC Rule 501 of Regulation D, as presently in effect and understands the meaning of that term.
          3.6 Restricted Securities. Each Investor understands that the Securities have not been, and shall not be (except to the extent provided in the Investors’ Rights Agreement, to the extent performed), registered under the Securities Act, by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Investor’s representations as expressed herein. Each Investor understands that the Securities are “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, the Investor must hold the Securities indefinitely unless they are registered with the SEC and qualified by state authorities, or an exemption from such registration and qualification requirements is available. Each Investor acknowledges that the Company has no obligation to register or qualify the Securities for resale except as set forth in the Investors’ Rights Agreement. Each Investor further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Securities, and on requirements relating to the Company which are outside of the Investor’s control, and which the Company is under no obligation (except to the extent provided in the Investors’ Rights Agreement) and may not be able to satisfy.
          3.7 Further Limitations on Disposition. Without in any way limiting the representations set forth above, such Investor further agrees not to make any disposition of all or any portion of the Securities unless and until:
               (a) There is then in effect a Registration Statement under the Act covering such proposed disposition and such disposition is made in accordance with such Registration Statement; or
               (b) (i) Such Investor shall have notified the Company of the proposed disposition and (ii) if reasonably requested by the Company, such Investor shall have furnished the Company with an opinion of counsel, that such disposition will not require registration of such shares under the Act. It is agreed that the Company will not require opinions of counsel for transactions made pursuant to Rule 144 except in unusual circumstances.
               (c) Notwithstanding the provisions of subsections (a) and (b) above, no such registration statement or opinion shall be necessary for a transfer by an Investor that is a partnership to a partner of such partnership or a retired partner of such partnership who retires after the date hereof, or to the estate of any such partner or retired partner or the transfer by gift, will or intestate succession of any partner to his or her spouse or to the siblings, lineal descendants or ancestors of such partner or his or her spouse in each case so long as the prospective transferee agrees in all such instances in writing to be subject to the terms hereof to the same extent as if he or she were an original Investor hereunder or to any other entity which controls, is controlled by or is under common control with such Investor

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          3.8 Legends. It is understood that the certificates evidencing the Securities may bear one or more of the following legends:
               (a) “These securities have not been registered under the Securities Act of 1933, as amended. They may not be sold, offered for sale, pledged or hypothecated except pursuant to an effective registration statement in effect with respect to the securities under the Act or unless sold pursuant to Rule 144 of such Act or in compliance with Regulation S under the Act.”
               (b) Any legend set forth in the Ancillary Agreements.
               (c) Any legend required by the Blue Sky laws of any state or the securities laws of any province to the extent such laws are applicable to the Securities represented by the certificate so legended.
          3.9 Exculpation Among Investors. Each Investor acknowledges that it is not relying upon any person, firm or corporation, other than the Company and its officers and directors, in making its investment or decision to invest in the Company. Each Investor agrees that no Investor nor the respective controlling persons, officers, directors, partners, agents, or employees of any Investor shall be liable to any other Investor for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the purchase of the Securities.
     4. Conditions of Investors’ Obligations at Closing
          4.1 Closing Conditions. The obligations of each Investor under Sections 1.1(c) and 1.2 of this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions. The waiver of any condition hereunder shall be effective only if given in writing by the Investors purchasing a majority of the Series C Preferred Stock to be purchased at the Closing:
               (a) Representations and Warranties. The representations and warranties of the Company contained in Section 2 shall be true on and as of the Closing with the same effect as if made on and as of such date (except where otherwise specifically provided in such representations).
               (b) Performance. The Company shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing.
               (c) Compliance Certificate. The President of the Company shall deliver to each Investor at the Closing a certificate stating that the conditions specified in this Section 4.1 have been fulfilled.
               (d) Qualifications. All authorizations, approvals, or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Securities being issued and

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sold at the Closing pursuant to this Agreement shall be duly obtained and effective as of the Closing.
               (e) Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated at the Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to the Investors, and they shall have received all such counterpart original and certified or other copies of such documents as they may reasonably request.
               (f) Consents, etc. The Company shall have secured all permits, consents and authorizations that shall be necessary or required lawfully to consummate this Agreement and to issue the Shares.
               (g) Secretary’s Certificate. The Secretary of the Company shall deliver to each Investor at the Closing a certificate stating that the copies of the Certificate, Bylaws and Board of Director and shareholder resolutions relating to the sale of the Shares attached thereto are true and complete copies of such documents and resolutions.
               (h) Certificate’s and Documents. The Company shall have delivered to the Investors:
                    (i) The Articles of Incorporation of the Company, as amended and in effect as of the Closing Date (including the Certificate, certified by the Department of Financial Institutions of the State of Wisconsin); and
                    (ii) A certificate, as of the most recent practicable date, as to the active corporate status of the Company issued by the Department of Financial Institutions of the State of Wisconsin.
               (i) Proprietary Information Agreements. Each of the officers and employees of the Company listed on Schedule C hereto shall have entered into a Proprietary Information Agreement substantially in the form attached hereto as Exhibit D.
               (j) Opinion of Company Counsel. Each Investor shall have received from Foley & Lardner LLP, counsel for the Company, an opinion, dated as of the Closing, in substantially the form attached hereto as Exhibit E.
               (k) Investors’ Rights Agreement. The Company and each other party thereto shall have entered into the Investors’ Rights Agreement.
               (l) First Offer and Co-Sale Agreement. The Company and each other party thereto shall each have entered into the First Offer and Co-Sale Agreement.
               (m) Waiver of Preemptive Rights. The Company shall have delivered to the Investors a written waiver from each of the shareholders of the Company, if any, who has preemptive rights, by which such shareholder confirms that such shareholder waives any rights of preemption, over allotment or participation with respect to the issuance of the Shares.

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     5. Conditions of the Company’s Obligations at the Closing. The obligations of the Company to each Investor under this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions by that Investor:
          5.1 Representations and Warranties. The representations and warranties of the Investors contained in Section 3 shall be true on and as of the Closing.
          5.2 Payment of Purchase Price. The Investors shall have delivered the Series C Purchase Price pursuant to Section 1.2 hereof.
          5.3 Qualifications. All authorizations, approvals, or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Shares pursuant to this Agreement shall be duly obtained and effective as of the Closing.
          5.4 Consents, etc. The Company shall have secured all permits, consents and authorizations that shall be necessary or required lawfully to consummate this Agreement and to issue the Shares.
     6. Miscellaneous.
          6.1 Survival of Warranties. The warranties, representations and covenants of the Company and Investors contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of the Investors or the Company.
          6.2 Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any Securities). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement. None of the rights, privileges, or obligations set forth in, arising under, or created by this Agreement may be assigned or transferred without the prior consent in writing by holders of a majority of the Series C Preferred Stock purchased pursuant to this Agreement, with the exception of assignments and transfers by an Investor to any other entity or individual who controls, is controlled by or is under common control with such Investor or any entity that is managed by the same joint management company as such Investor or any entity that is the general partner or limited partner of such Investor.
          6.3 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Wisconsin, as applied to contracts made and performed within the State of Wisconsin, without regard to principles of conflicts of law.
          6.4 Waiver of Jury Trial. TO THE EXTENT EACH MAY LEGALLY DO SO, EACH PARTY HERETO HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION, CAUSE OF ACTION, OR

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PROCEEDING ARISING UNDER OR WITH RESPECT TO THIS AGREEMENT, OR IN ANY WAY CONNECTED WITH, OR RELATED TO, OR INCIDENTAL TO, THE DEALING OF THE PARTIES HERETO WITH RESPECT TO THIS AGREEMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND IRRESPECTIVE OF WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE. TO THE EXTENT EACH MAY LEGALLY DO SO, EACH PARTY HERETO HEREBY AGREES THAT ANY SUCH CLAIM, DEMAND, ACTION, OR PROCEEDING SHALL BE DECIDED BY A COURT TRIAL WITHOUT A JURY AND THAT EITHER PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF ANY OTHER PARTY HERETO TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.
          6.5 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.
          6.6 Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient; if not, then on the next business day, (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the respective parties at the addresses set forth on the signature pages attached hereto (or at such other addresses as shall be specified by notice given in accordance with this Section 6.6).
          6.7 Finder’s Fee. Each party represents that it neither is nor will be obligated for any finders’ fee or commission in connection with this transaction. Each Investor agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finder’s fee (and the costs and expenses of defending against such liability or asserted liability) for which such Investor or any of its officers, partners, employees, or representatives is responsible. The Company agrees to indemnify and hold harmless each Investor from any liability for any commission or compensation in the nature of a finder’s fee (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.
          6.8 Indemnification. The Company agrees (i) to indemnify and hold harmless the Investors, their affiliates and their respective directors, officers, employees, agents and controlling persons (each, an “Indemnified Person”), from and against any losses, claims, demands, damages or liabilities of any kind (other than losses which arise solely out of market risk) (collectively, “Liabilities”) arising out of or related to this Agreement or the Ancillary Agreements, and/or the investment in the Company, and (ii) to reimburse each Indemnified Person for all reasonable expenses (including, but not limited to, reasonable fees and disbursements of counsel) incurred by such Indemnified Person in connection with investigating, preparing, responding to or defending any investigative, administrative, judicial or regulatory action or proceeding in any jurisdiction related to or arising out of such activities, services,

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transactions or role, whether or not in connection with pending or threatened litigation to which any Indemnified Person is a party, in each case as such expenses are incurred or paid; provided, that the foregoing indemnification shall not, as to any Indemnified Person, apply to any such Liabilities or expenses to the extent that they are finally judicially determined to have resulted primarily from such Indemnified Person’s gross negligence or willful misconduct.
          6.9 Expenses. Each party shall pay its own costs and expenses incurred with respect to the negotiation, execution, delivery and performance of this Agreement; provided, that the Company shall, at the Closing, reimburse the reasonable and actual out-of-pocket legal, technical and other professional fees and expenses incurred by the Investors, up to a total amount of $65,000, in connection with the transactions contemplated hereby.
          6.10 Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and Investors purchasing or holding a majority of the Shares purchased or to be purchased hereunder. Any amendment or waiver effected in accordance with this section shall be binding upon each holder of any securities purchased under this Agreement at the time outstanding (including securities into which such securities are convertible), each future holder of all such securities, and the Company. Notwithstanding the foregoing, no investment amount initially set forth on Schedule A may be changed without the consent of such Investor.
          6.11 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.
          6.12 Entire Agreement. This Agreement and the documents referred to herein constitute the entire agreement among the parties and no party shall be liable or bound to any other party in any manner by any warranties, representations, or covenants except as specifically set forth herein or therein.
          6.13 Delays or Omissions. No delay or omission to exercise any right, power, or remedy accruing to any party upon any breach or default under this Agreement, shall be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent, or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any of the parties, shall be cumulative and not alternative.
          6.14 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Facsimile signatures shall be binding as original.
{Remainder of Page Intentionally Blank — Signature Pages Immediately Follow}

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     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

COMPANY

ORION ENERGY SYSTEMS, LTD.

By:	/s/ Neal R. Verfuerth
Name: Neal R. Verfuerth
Title: President

Address: Neal R. Verfuerth, President
Orion Energy Systems, Ltd.
1204 Pilgrim Road
Plymouth, WI 53073

With copies to:

General Counsel
Orion Energy Systems, Ltd.
1204 Pilgrim Road
Plymouth, WI 53073; and

Foley & Lardner LLP
150 East Gilman Street
Madison, WI 53703
Attention: Joseph P. Hildebrandt
Carl R. Kugler

INVESTOR:

By:	/s/
Name:
Title:

Address:
Signature Page to Series C Preferred Stock Purchase
Agreement for Orion Energy Systems, Ltd.

EXHIBIT A
AMENDED AND RESTATED
ARTICLES OF INCORPORATION
OF
ORION ENERGY SYSTEMS, LTD.
     These Restated Articles of Incorporation supersede and take the place of the existing Articles of Incorporation and any amendments thereto.
Article 1
     The name of the corporation is ORION ENERGY SYSTEMS, LTD. (“Corporation”).
Article 2
     The Corporation is organized under Chapter 180 of the Wisconsin Statutes.
Article 3
     Section 3.1. Number of Shares and Classes. The aggregate number of shares that the Corporation shall have authority to issue is one hundred million (100,000,000) shares divided into the following classes:
Eighty million (80,000,000) shares of no par value per share designated as “Common Stock;” and
Twenty million (20,000,000) shares with par value of $.01 per share designated as “Cumulative Preferred Stock.”
Any and all such shares of Common Stock and Cumulative Preferred Stock may be issued for consideration, not less than the par value thereof, as shall be fixed from time to time by the Board of Directors. Any and all shares so issued, the full consideration for which has been paid or delivered, shall be deemed fully paid stock and shall not be liable to further call or assessment, and the holders of the shares shall not be liable for any further payment, except as otherwise provided by applicable Wisconsin Statutes. The preferences and relative rights of such classes shall be as set forth herein.
     Section 3.2. Directors’ Authority to Establish Series of Cumulative Preferred Stock. Subject to the rights, preferences, powers, privileges and restrictions, qualifications and limitations of the Series C Preferred Stock as set forth in Section 3.9 hereof, the Board of Directors is authorized to divide the Cumulative Preferred Stock into series and fix and determine the relative rights and preferences of each series. Each series shall be so designated by the Board of Directors as to distinguish the shares thereof from the shares of all other series. Except as otherwise set forth herein and as may be further subject to the rights, preferences, powers, privileges and restrictions, qualifications and limitations of the Series C Preferred Stock as set forth in Section 3.9 hereof, all shares of Cumulative Preferred Stock shall be identical except as to the following relative rights and preferences, as to which the Board of Directors may establish variations between different series not inconsistent with the provisions of these Articles:
(a)	The rate of dividend;

(b)	The price and the terms and conditions on which shares may be redeemed;

(c)	Sinking fund provisions for the redemption or purchase of shares; and

(d)	The terms and conditions on which shares may be converted into Common Stock, if the shares of any series are issued with the privilege of conversion.
     Section 3.3. Dividends and Distributions. Subject to the rights, preferences, powers, privileges and restrictions, qualifications and limitations of the Series C Preferred Stock as set forth in Section 3.9 hereof, which rights, preferences, powers, privileges and restrictions, qualifications and limitations conflict with and override the terms of this Section 3.3:
          3.3.1. The holders of Cumulative Preferred Stock of all series shall be entitled to receive dividends at such rates as shall be stated in the resolution or resolutions of the Board of Directors providing for the issuance thereof.
          3.3.2. All dividends on Cumulative Preferred Stock shall be without priority as between series, and shall be paid or set apart before any dividends or other distributions shall be paid or set apart for Common Stock; provided, however, that dividends may be declared and paid on Common Stock prior to dividends on Cumulative Preferred Stock being paid or set apart. Any dividends paid upon the Cumulative Preferred Stock in an amount less than full cumulative dividends accrued and in arrears upon all Cumulative Preferred Stock outstanding shall, if more than one series be outstanding, be distributed among the different series in proportion to the aggregate amounts which would be distributable to the Cumulative Preferred Stock of each series if full cumulative dividends were declared and paid thereon.
          3.3.3. The Cumulative Preferred Stock shall entitle the holder thereof to receive when and as declared at any time by the Board of Directors annual dividends on or before the last day of April of each year. Such dividends shall be contingent upon the Corporation having positive retained earnings from which to pay such dividend and the Corporation’s lender(s) agreeing that such dividends may be paid. Dividends on Cumulative Preferred Stock shall be paid at the rate fixed or provided for in the resolution or resolutions adopted by the Board of Directors pursuant to which the issuance of such Cumulative Preferred Stock shall be authorized. The dividends on the Cumulative Preferred Stock shall be cumulative, so that if at any time the full amount of dividends accrued and in arrears on the Cumulative Preferred Stock shall not be paid, the deficiency shall be payable without interest before any dividends (other than dividends paid in Common Stock) or other distributions shall be paid or set apart on the Common Stock. Dividends on Cumulative Preferred Stock shall accrue on each share from the date on which such share is issued. Whenever all dividends accrued and in arrears on the Cumulative Preferred Stock shall have been declared and shall have been paid or set apart, the Board of Directors may declare dividends on Common Stock out of the remaining positive retained earnings of the Corporation or out of surplus applicable to the payment of such dividends. Any dividend paid upon the Cumulative Preferred Stock at the time when any accrued dividends for any prior period are delinquent shall be expressly declared and designated as a dividend in whole or partial payment of the accrued dividend for the earliest period for which dividends are then delinquent, and each shareholder to whom such payment is made shall be so advised. Except as provided in paragraphs 3.9.2(a) and 3.9.6 with respect to the Series C Preferred Stock, the Corporation shall be under no obligation to pay dividends on Cumulative Preferred Stock unless first declared by the Board of Directors.
     Section 3.4. Liquidation Rights. Notwithstanding anything to the contrary herein set forth, this Section 3.4 shall be subject to the rights, preferences, powers, privileges and restrictions, qualifications and limitations of the Series C Preferred Stock as set forth in Section 3.9 hereof, which rights, preferences, powers, privileges and restrictions, qualifications and limitations conflict with and override the terms of this Section 3.4. In the event of the voluntary liquidation or winding up of the Corporation, the holders of Cumulative Preferred Stock shall be entitled to receive out of the assets of the Corporation in full the fixed voluntary liquidation amount thereof, plus accrued dividends thereon, all as provided in the resolution or resolutions providing for the issuance thereof, before any amount shall be paid to the holders of Common Stock. In the event of the involuntary liquidation of the Corporation, the holders of the Cumulative Preferred Stock shall be entitled to receive out of the assets of the Corporation in full the fixed involuntary liquidation amount thereof, plus accrued dividends thereon, all as provided in the resolution or resolutions providing for the issuance thereof, before any amount shall be paid to the holders of Common Stock. If upon the voluntary or involuntary liquidation or winding up of the Corporation the assts of the Corporation shall be insufficient to pay the holders of all of the Cumulative Preferred Stock the entire amounts to which they may be entitled, the assets of the Corporation shall, if more than one series be outstanding, be distributed among the different series in proportion to the aggregate amounts which would be distributable to the Cumulative Preferred Stock of each series if sufficient assets were available. The holders of Cumulative Preferred Stock shall not otherwise be entitled to participate in any distribution of assets of the Corporation, which shall be divided or distributed among holders of Common Stock. No consolidation or merger of the Corporation with or into another corporation or corporations and no sale by the Corporation of all or substantially all of its assets shall be deemed a liquidation or winding up of the Corporation.
     Section 3.5. Voting Rights. Subject to the rights, preferences, powers, privileges and restrictions, qualifications and limitations of the Series C Preferred Stock as set forth in Section 3.9 hereof, which rights, preferences, powers, privileges and restrictions, qualifications and limitations conflict with and override the terms of this Section 3.5:
          3.5.1. Except as hereinafter in this Section 3.5 expressly provided and as provided by the Wisconsin Business Corporations Law, the holders of Cumulative Preferred Stock shall, together with the holders of Common Stock (neither the Cumulative Preferred Stock nor the Common Stock voting as a class), possess full voting rights for the election of directors and for other purposes. Holders of Common Stock and Cumulative Preferred Stock shall be entitled to one vote for each share held.
          3.5.2. So long as any shares of Cumulative Preferred Stock are outstanding, the Corporation shall not, without the affirmative vote as provided by law of the holders of a majority of the outstanding shares of Cumulative Preferred Stock, voting as a class:

(a)	create or authorize any class of stock ranking either as to payment of dividends or distributions of assets prior to or on a parity with the Cumulative Preferred Stock or increase the number of authorized shares of Cumulative Preferred Stock; or

(b)	change the preferences, limitations or relative rights with respect to the outstanding Cumulative Preferred Stock, other than the preferences, limitations or relative rights of the Series C Preferred Stock (which are governed by Section 3.9.3(b) so as to materially and adversely alter in any respect the rights of the holders thereof.
     Section 3.6. Acquisition of Shares. Subject to the rights, preferences, powers, privileges and restrictions, qualifications and limitations of the Series C Preferred Stock as set forth in Section 3.9 hereof, which rights, preferences, powers, privileges and restrictions, qualifications and limitations conflict with and override the terms of this Section 3.6, the Corporation shall have the right to purchase, take, receive or otherwise acquire its own shares regardless of the availability of unreserved and unrestricted earned surplus and without earned surplus being restricted thereby. Shares of Cumulative Preferred Stock so acquired, as well as the shares of Cumulative Preferred Stock acquired upon redemption or conversion of Cumulative Preferred Stock, shall become authorized and unissued shares of Cumulative Preferred Stock which may be designated as shares of any series.
     Section 3.7. Series A Preferred Stock. Subject to the rights, preferences, powers, privileges and restrictions, qualifications and limitations of the Series C Preferred Stock as set forth in Section 3.9 hereof:
          3.7.1. The Corporation shall have authority to issue five hundred thousand (500,000) shares of Series A Convertible 12% Cumulative Preferred Stock with par value of $.01. Such stock shall be referred to as “Series A Preferred Stock.” Each share of Series A Preferred Stock shall be entitled to vote and be convertible into two shares of common stock at any time prior to December 31, 2008. A dividend of $0.165-per share of Series A Preferred Stock shall be paid annually on April 30th to holders of Series A Preferred Stock of record as of December 31st of the prior year. For stock which has been outstanding for only a portion of the prior year, such dividend shall be prorated to be $.0138 for each full month such stock was outstanding during the prior year.
          3.7.2. The payment of the dividend on Series A 12% Cumulative Preferred Stock is contingent upon the Corporation having positive retained earnings from which to pay such dividend and further is contingent upon the Corporation’s lender(s) agreeing that such dividends may be paid. Any unpaid dividends shall accumulate and be payable in whole or in part at such time as there are retained earnings and the Corporation’s lender(s) allow such payments.
          3.7.3. In the event of dissolution of the Corporation, the Series A Preferred Stock shall have a preference in the distribution of any remaining assets of the Corporation after payment of corporate debts and obligations. In such case, before any distributions are made to Common Stock shareholders, the Series A Preferred Stock shareholders shall be entitled to be paid $1.375 per share plus any accumulated and unpaid dividends thereon.

     Section 3.8. Series B Preferred Stock. Subject to the rights, preferences, powers, privileges and restrictions, qualifications and limitations of the Series C Preferred Stock as set forth in Section 3.9 hereof:
          3.8.1. The Corporation shall have authority to issue four million (4,000,000) shares of Series B Convertible Cumulative Preferred Stock. Such stock shall be referred to as “Series B Preferred Stock.” Each share of Series B Preferred Stock shall be entitled to vote share for share with Common Stock, except that any proposed amendment to these Articles of Incorporation which affects the designation, preferences, limitations and relative rights of the Series B Preferred Stock or as otherwise provided by law, must be approved by the holders of a majority of the Series B Preferred Stock. Each share of Series B Preferred Stock shall be convertible, at any time upon written notice of the Corporation by the holder thereof, into one (1) share of fully paid and nonassessable (except to the extent provided in Section 180.0622 of the Wisconsin Statutes) Common Stock. Immediately prior to a Qualifying Public Offering (as defined in Section 3.9.5), each outstanding share of Series B Preferred Stock shall automatically convert into one share of Common Stock and such shares may not be reissued by the Corporation. At any time, at the closing of the Corporations’ public registered offering of a class of Common Stock under the Securities Act of 1933, as amended, each outstanding share of Series B Preferred Stock shall automatically convert into one (1) share of Common Stock, and such shares may not be reissued by the Corporation.
          3.8.2. In the event of any voluntary liquidation or winding up of the Corporation, the holders of the Series B Preferred Stock shall be entitled to receive out of the net assets of the Corporation the price at which such shares were issued (subject to appropriate adjustment for stock splits, stock dividends, combinations and similar recapitalizations affecting such shares), plus an amount, if any, of all cumulative dividends unpaid to the date of such liquidation, before distribution to the holders of Common Stock, and shall not participate in any further distribution of the net assets of the Corporation. In the event that the net assets are not adequate to fully pay the amount payable to the holders of the Series B Preferred Stock hereunder, the amounts distributable to the holders of the Series B Preferred Stock shall be distributed among the holders thereof pro rata based on the number of shares of Series B Preferred Stock held.
     Section 3.9. Series C Senior Convertible Preferred Stock. Two million (2,000,000) shares of the authorized and unissued Preferred Stock of the Corporation are hereby designated “Series C Senior Convertible Preferred Stock” (the “Series C Preferred Stock”), with the following rights, preferences, powers, privileges and restrictions, qualifications and limitations:
          3.9.1. Dividends.
          (a) The holders of shares of Series C Preferred Stock shall be entitled to receive cumulative dividends out of any assets legally available therefor, prior and in preference to any declaration or payment of any dividend (payable other than in Common Stock or other securities and rights convertible into or entitling the holder thereof to receive, directly or indirectly, additional shares of Common Stock of the Corporation) on the Series B Preferred Stock, Series A Preferred Stock, the Common Stock or any other shares of capital stock of the Corporation at a rate of $0.165 per share (subject to appropriate adjustment for any stock splits, stock dividends, combinations and other similar recapitalizations) per annum on each outstanding share of Series C Preferred Stock (the “Series C Dividends”) payable annually when, as and if declared by the Board of Directors. The Series C Dividends shall accrue (whether or not declared by the Board of Directors) and be cumulative as to any share of Series C Preferred Stock from the date on which such share is first issued and shall be payable in arrears, when and as declared by the Board of Directors or as otherwise provided herein. After payment of the Series C Dividends, any additional dividends shall be distributed among the holders of Series C Preferred Stock, Series B Preferred Stock, Series A Preferred Stock and Common Stock pro rata based on the number of shares of Common Stock then held by each holder (assuming conversion of all such Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock into Common Stock). Except as provided in paragraphs 3.9.2(a) and 3.9.6 with respect to the Series C Preferred Stock, the Corporation shall be under no obligation to pay such dividends unless first declared by the Board of Directors.
          (b) The Corporation shall not declare, pay or set aside any dividends on any other series of Cumulative Preferred Stock or on the Common Stock (payable other than in Common Stock or other securities and rights convertible into or entitling the holder thereof to receive, directly or indirectly, additional shares of Common Stock of the Corporation) unless all accrued but unpaid dividends have been paid on the Series C Preferred Stock.
          3.9.2. Liquidation, Dissolution or Winding Up; Certain Mergers, Consolidations and Asset Sales.
          (a) Liquidation Preference. In the event of any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary, or any Deemed Liquidation Event (as defined below), subject to the rights of any series of Preferred Stock that may from time to time come into existence, the holders of the Series C Preferred Stock shall be entitled to receive out of the assets of the Corporation available for distribution to its shareholders prior and in preference to any distribution of any of the assets of the Corporation to the holders of Series B Preferred Stock, Series A Preferred Stock, Common Stock or any other shares of capital stock of the Corporation by reason of their ownership thereof, an amount per share equal to $2.75 per share (subject to appropriate adjustment for stock splits, stock dividends, combinations and other similar recapitalizations affecting such shares) for each share of Series C Preferred Stock then held by them (the “Series C Original Issue Price”), plus an amount equal to all accumulated (whether or not declared) but unpaid dividends (including any unpaid Series C Dividends) (such amount hereinafter being referred to as the “Series C Liquidation Amount”); provided, however, that the holders of the Series C Preferred Stock shall not be entitled to receive such accumulated but unpaid dividends in the event of a Deemed Liquidation Event in which the Deemed Liquidation Event Consideration paid or distributed to the holders of capital stock of the Corporation is at least $8.25 per share (subject to appropriate adjustment for stock splits, stock disbursements, combinations and other similar recapitalizations affecting such shares). If, upon the occurrence of such liquidation event, the assets and funds thus distributed among the holders of the Series C Preferred Stock shall be insufficient to permit the payment to such holders of the full Series C Liquidation Amount, then the entire assets and funds of the Corporation legally available for distribution shall be distributed ratably among the holders of the Series C Preferred Stock in proportion to the preferential amount each such holder is otherwise entitled to receive.
          (b) Remaining Assets. Upon the completion of the distribution required by Section 3.9.2(a) above, the remaining assets of the Corporation available for distribution to shareholders shall be distributed among the holders of Series B Preferred Stock as set forth in Section 3.8.2 and Series A Preferred Stock as set forth in Section 3.7.3 and any remaining assets available for distribution to shareholders shall be distributed pro rata among the holders of Common Stock. Notwithstanding the foregoing, nothing herein shall be deemed to prohibit the holders of the Series C Preferred Stock from converting their shares of Series C Preferred Stock into shares of Common Stock prior to or simultaneously with such liquidity event in accordance with Section 3.9.4 hereof, in which case any holders so converting shall not be entitled to receive the distribution required by Section 3.9.2(a) above.
          (c) Deemed Liquidation Events.
               (i) The following events shall be deemed to be a liquidation of the Corporation for purposes of this Section 3.9.2 (a “Deemed Liquidation Event”), unless the holders of 51% of the Series C Preferred Stock elect otherwise by written notice given to the Corporation at least 5 days prior to the effective date of any such event:
                    (A) a merger, consolidation or reorganization in which
(I)	the Corporation is a constituent party or

(II)	a subsidiary of the Corporation is a constituent party and the Corporation issues shares of its capital stock pursuant to such merger or consolidation, except any such merger, consolidation or reorganization involving the Corporation or a subsidiary in which the shares of capital stock of the Corporation outstanding immediately prior to such merger or consolidation continue to represent, or are converted or exchanged for capital stock which represent, immediately following such merger or consolidation at least a majority, by voting power and economic interest, of the capital stock of (1) the surviving or resulting corporation or (2) if the surviving or resulting corporation is a wholly owned subsidiary of another corporation immediately following such merger, consolidation or reorganization, the parent corporation of such surviving or resulting corporation;
                    (B) the sale, lease, transfer or other disposition, in a single transaction or series of related transactions, by the Corporation of all or substantially all the assets of the Corporation (except where such sale, lease, transfer or other disposition is to a wholly owned subsidiary of the Corporation); or
                    (C) the sale, conveyance, exchange or transfer of the voting capital stock of the Corporation in one or a series of related transactions if, (I) after such sale, conveyance, exchange or transfer, the shareholders of the Corporation immediately prior to such sale, conveyance, exchange or transfer do not retain at least a majority of the voting power of the Corporation immediately thereafter and (II) the proceeds of such sale, conveyance, exchange or transfer are not payable to the holders of Series C Preferred Stock in accordance with Subsections 3.9.2(a) and 3.9.2(b) above.
               (ii) The Corporation shall not effect any transaction constituting a Deemed Liquidation Event pursuant to Subsection 3.9.2(c)(i)(A) above unless the agreement or plan of merger, consolidation or reorganization provides that the consideration payable to the shareholders of the Corporation shall be allocated among the holders of capital stock of the Corporation in accordance with Subsections 3.9.2(a) and 3.9.2(b) above.

               (iii) In the event of a Deemed Liquidation Event pursuant to Subsection 3.9.2(c)(i)(B) above, if the Corporation does not effect a dissolution of the Corporation under the Business Corporation Law within 60 days after such Deemed Liquidation Event, then the Corporation shall use the consideration received by the Corporation for such Deemed Liquidation Event (net of any liabilities associated with the assets sold or technology licensed, as determined in good faith by the Board of Directors of the Corporation), to the extent legally available therefor (the “Net Proceeds”), to repurchase, on the 90th day after such Deemed Liquidation Event (the “Liquidation Repurchase Date”), the Series C Preferred Stock, and to distribute the Net Proceeds in accordance with Sections 3.9.2(a) and 3.9.2(b) above.
               (iv) In the event of a Deemed Liquidation Event pursuant to Subsection 3.9.2(c)(i)(C) above, the Corporation shall be liquidated, dissolved and wound up in accordance with Sections 3.9.2(a) and 3.9.2(b) above within 90 days after such Deemed Liquidation Event.
               (v) The amount deemed paid or distributed to the holders of capital stock of the Corporation upon any such merger, consolidation, reorganization, sale or redemption shall be the cash or the value of the property, rights or securities paid or distributed to such holders by the Corporation or the acquiring person, firm or other entity (the “Deemed Liquidation Event Consideration”). The value of such property, rights or securities shall be determined in good faith by the Board of Directors of the Corporation.
          3.9.3. Voting.
          (a) On any matter presented to the shareholders of the Corporation for their action or consideration at any meeting of shareholders of the Corporation (or by written consent of shareholders in lieu of meeting), each holder of outstanding shares of Series C Preferred Stock shall be entitled to cast the number of votes equal to the number of whole shares of Common Stock into which the shares of Series C Preferred Stock held by such holder are convertible as of the record date for determining shareholders entitled to vote on such matter. Except as provided by law or by the provisions of these Articles of Incorporation, holders of Series C Preferred Stock shall vote together with the holders of Common Stock, and with the holders of any other series of Preferred Stock the terms of which so provide, as a single class on an as converted to Common Stock basis.
          (b) At any time when any shares of Series C Preferred Stock are outstanding, except where the vote or written consent of the holders of a greater number of shares of the Corporation is required by law or by these Articles of Incorporation, and in addition to any other vote required by law or these Articles of Incorporation, without the majority, whether by written consent or affirmative vote, of the holders of the then outstanding shares of Series C Preferred Stock, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a single class and on an as-converted to Common Stock basis, the Corporation shall not, either directly or indirectly by amendment, merger, consolidation or otherwise:
               (i) consent to any liquidation, dissolution or winding up of the Corporation or to any Deemed Liquidation Event;
               (ii) commence or consent to any voluntary or involuntary bankruptcy, insolvency or creditors’ proceeding;

               (iii) amend, alter or repeal any provision of the Articles of Incorporation or Bylaws of the Corporation (including pursuant to a merger, consolidation, reorganization or otherwise);
               (iv) except as provided in subsection 3.9.3(b)(viii) below, recapitalize, create or authorize the creation of any additional class or series of shares of stock;
               (v) except as provided in subsection 3.9.3(b)(viii) below, increase or decrease (other than by redemption or conversion) the authorized number of shares of Preferred Stock, Common Stock or shares of any additional class or series of shares of stock;
               (vi) except as provided in subsection 3.9.3(b)(viii) below, issue, create or authorize any obligation or security convertible into shares of any class or series of stock;
               (vii) purchase or redeem, or set aside any sums for the purchase or redemption of, or pay any dividend or make any distribution on, any shares of stock other than the Series C Preferred Stock, except for dividends or other distributions payable on the Common Stock solely in the form of additional shares of Common Stock and except for purchases or redemptions of shares of Common Stock from employees, directors or consultants at the original purchase price or required to be made at no more than fair market value pursuant to agreements which are approved by a majority of the members of the Board of Directors who are not employees of the Corporation and were not employees of the Corporation during the twenty-four month period prior to the date of such approval (the “Independent Directors”);
               (viii) authorize or issue any equity securities other than the following authorizations or issuances (“Exempt Securities”):
                    (A) shares of Common Stock issued upon conversion of the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock;
                    (B) up to 2,048,200 shares of Common Stock pursuant to the Corporation’s stock purchase and stock option plans in effect on the Series C Original Issue Date;
                    (C) shares of Common Stock issued pursuant to the exercise of options, warrants or convertible securities outstanding as of the Series C Original Issue Date;
                    (D) shares of Common Stock or warrants to purchase Common Stock issued pursuant to any strategic partnership, in each case approved by a majority of the Independent Directors; and
                    (E) up to an aggregate of 100,000 shares of new equity per year granted to vendors, consultants, advisors or in small acquisitions, which plans, partnership arrangements or grants have been approved by a majority of the Independent Directors;
               (ix) reduce the percentage ownership of the Corporation capital stock represented by the Series C Preferred Stock to less than 7.05% (on a fully-diluted basis), except through the issuance of Exempt Securities;

               (x) permit any subsidiary of the Corporation to issue or sell any equity securities of such subsidiary (other than to the Corporation or a wholly owned subsidiary of the Corporation);
               (xi) make, or cause any subsidiary of the Corporation to make, any acquisition of the assets, stock or other equity securities of any other company or effect the same by way of a merger, consolidation or reorganization, except for acquisitions of assets for consideration of $10,000,000 or less in any single transaction or series of related transactions;
               (xii) engage in any new line of business substantially outside of the business plan in the form approved by a majority of the Independent Directors or materially modifying such plan, unless approved in each case by a majority of the Independent Directors;
               (xiii) merge with or into or consolidate, or permit any subsidiary to merge with or into or consolidate, with any other entity (other than a merger or consolidations solely between the Corporation and one or more subsidiaries or among subsidiaries);
               (xiv) sell, lease, or otherwise dispose of all or substantially all of the Corporation’s properties or assets; or
               (xv) incur any indebtedness, or permit any subsidiary to incur any indebtedness (other than indebtedness of subsidiaries owed to the Corporation and long-term indebtedness of the Corporation outstanding as of June 30, 2006), in excess of $20,000,000 in the aggregate, unless approved by a majority of the Independent Directors.
          3.9.4. Optional Conversion.
          The holders of the Series C Preferred Stock shall have conversion rights as follows (the “Conversion Rights”):
          (a) Each share of Series C Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder thereof, into such number of fully paid and nonassessable (except to the extent provided in Section 180.0622 of the Wisconsin Statutes) shares of Common Stock as is determined by dividing the Series C Original Issue Price for such share by the Series C Conversion Price (as defined below) for such share in effect at the time of conversion. The “Series C Conversion Price” shall initially be equal to the Series C Original Issue Price. Such initial Series C Conversion Price, and the rate at which shares of Series C Preferred Stock may be converted into shares of Common Stock, shall be subject to adjustment as provided below.
          In the event of a notice of repurchase of any shares of Series C Preferred Stock pursuant to Section 3.9.6 hereof, the Conversion Rights of the shares designated for repurchase shall terminate at the close of business on the last full day preceding the date fixed for repurchase, unless the repurchase price is not paid on such repurchase date, in which case the Conversion Rights for such shares shall continue until such price is paid in full. In the event of a liquidation, dissolution or winding up of the Corporation, the Conversion Rights shall terminate at the close of business on the last full day preceding the date fixed for the payment of any such amounts distributable on such event to the holders of Series C Preferred Stock.

          (b) Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of the Series C Preferred Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the then effective applicable Series C Conversion Price.
          (c) Mechanics of Conversion.
               (i) In order for a holder of Series C Preferred Stock to convert shares of Series C Preferred Stock into shares of Common Stock, such holder shall surrender the certificate or certificates for such shares of Series C Preferred Stock (or, if such registered holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate), at the office of the transfer agent for the Series C Preferred Stock (or at the principal office of the Corporation if the Corporation serves as its own transfer agent), together with written notice that such holder elects to convert all or any number of the shares of the Series C Preferred Stock represented by such certificate or certificates and, if applicable, any event on which such conversion is contingent. Such notice shall state such holder’s name or the names of the nominees in which such holder wishes the certificate or certificates for shares of Common Stock to be issued. If required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by a written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or his or its attorney duly authorized in writing. The date of receipt of such certificates (or lost certificate affidavit and agreement) and notice by the transfer agent (or by the Corporation if the Corporation serves as its own transfer agent) shall be the conversion date (“Conversion Date”), and the shares of Common Stock issuable upon conversion of the shares represented by such certificate shall be deemed to be outstanding of record as of such date. The Corporation shall, as soon as practicable after the Conversion Date, issue and deliver at such office to such holder of Series C Preferred Stock, or to his or its nominees, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled, together with cash in lieu of any fraction of a share.
               (ii) The Corporation shall at all times when the Series C Preferred Stock shall be outstanding, reserve and keep available out of its authorized but unissued stock, for the purpose of effecting the conversion of the Series C Preferred Stock, such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding Series C Preferred Stock. Before taking any action which would cause an adjustment reducing the Series C Conversion Price below the then par value of the shares of Common Stock issuable upon conversion of the Series C Preferred Stock, the Corporation will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue fully paid and nonassessable (except to the extent provided in Section 180.0622 of the Wisconsin Statutes) shares of Common Stock at such adjusted applicable Series C Conversion Price.
               (iii) Upon any such conversion other than in connection with a Qualifying Public Offering (as defined below) or the consummation of a Deemed Liquidation Event in which the Deemed Liquidation Event Consideration is at least equal to the amount set forth in Section 3.9.5(a)(B), all accumulated (whether or not declared) but unpaid dividends on the Series C Preferred Stock shall be paid in cash.

               (iv) All shares of Series C Preferred Stock which shall have been surrendered for conversion as herein provided shall no longer be deemed to be outstanding and all rights with respect to such shares, including the rights, if any, to receive notices and to vote, shall immediately cease and terminate on the Conversion Date, except only the right of the holders thereof to receive shares of Common Stock in exchange therefor and, except as provided in (iii) above, to receive payment of any dividends declared but unpaid thereon. Any shares of Series C Preferred Stock so converted shall be retired and cancelled and shall not be reissued, and the Corporation (without the need for shareholder action) may from time to time take such appropriate action as may be necessary to reduce the authorized number of shares of Series C Preferred Stock accordingly.
               (v) The Corporation shall pay any and all issue and other similar taxes that may be payable in respect of any issuance or delivery of shares of Common Stock upon conversion of shares of Series C Preferred Stock pursuant to this Section 3.9.4. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of shares of Common Stock in a name other than that in which the shares of Series C Preferred Stock so converted were registered, and no such issuance or delivery shall be made unless and until the person or entity requesting such issuance has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.
          (d) Adjustments to Conversion Price for Diluting Issues.
               (i) Special Definitions. For purposes of this Section 3.9.4, the following definitions shall apply:
                    (A) “Option” shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire Common Stock or Convertible Securities.
                    (B) “Series C Original Issue Date” shall mean the date on which a share of Series C Preferred Stock was first issued.
                    (C) “Convertible Securities” shall mean any evidences of indebtedness, shares or other securities directly or indirectly convertible into or exchangeable for Common Stock, but excluding Options.
                    (D) “Additional Shares of Common Stock” shall mean all shares of Common Stock issued (or, pursuant to Subsection 3.9.4(d)(iii) below, deemed to be issued) by the Corporation after the Series C Original Issue Date, other than the following (“Exempted Securities”):
(I)	shares of Common Stock issued or deemed issued as a dividend or distribution on, or upon conversion of, the Series C Preferred Stock;

(II)	shares of Common Stock issued upon exercise or conversion of any Options or Convertible Securities outstanding on the Series C Original Issue Date;

(III)	shares of Common Stock issued or issuable by reason of a dividend, stock split, split-up or other distribution on shares of Common Stock that is covered by Subsection 3.9.4(e) or 3.9.4(f) below;
(IV)	up to 2,048,200 shares of Common Stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares), issued or deemed issued to employees or directors of, or consultants to, the Corporation or any of its subsidiaries, whether issued before or after the Series C Original Issue Date (provided, that any Options for such shares that expire or terminate unexercised or any restricted stock repurchased by the Corporation at cost shall not be counted toward such maximum number unless and until such shares are regranted as new stock grants or as new Options);

(V)	up to an aggregate of 100,000 shares per year granted pursuant to Section 3.9.3(b)(viii)(E);

(VI)	shares of Common Stock or warrants to purchase Common Stock issued pursuant to any strategic partnership, in each case approved by a majority of the Independent Directors; or

(VII)	shares of Common Stock issued in a Qualifying Public Offering.
               (ii) No Adjustment of Conversion Price. No adjustment in the Series C Conversion Price shall be made as the result of the issuance of Additional Shares of Common Stock if: (a) the consideration per share (determined pursuant to Subsection 3.9.4(d)(v)) for such Additional Share of Common Stock issued or deemed to be issued by the Corporation is equal to or greater than the Series C Conversion Price, in effect immediately prior to the issuance or deemed issuance of such Additional Shares of Common Stock, or (b) prior to such issuance or deemed issuance, the Corporation receives written notice from the holders of at least a majority of the then outstanding shares of Series C Preferred Stock, voting as a single class and on an as-converted to Common Stock basis, agreeing that no such adjustment shall be made as the result of the issuance or deemed issuance of such Additional Shares of Common Stock.
               (iii) Issue of Securities Deemed Issue of Additional Shares of Common Stock.
                    (A) If the Corporation at any time or from time to time after the Series C Original Issue Date shall issue any Options or Convertible Securities (excluding Options or Convertible Securities which, upon exercise, conversion or exchange thereof, would entitle the holder thereof to receive Exempted Securities) or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares of Common Stock (as set forth in the instrument relating thereto without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date.
                    (B) If the terms of any Option or Convertible Security, the issuance of which resulted in an adjustment to the Series C Conversion Price pursuant to the terms of Subsection 3.9.4(d)(iv) below, are revised (either automatically pursuant to the provisions contained therein or as a result of an amendment to such terms) to provide for either (1) any increase or decrease in the number of shares of Common Stock issuable upon the exercise, conversion or exchange of any such Option or Convertible Security or (2) any increase or decrease in the consideration payable to the Corporation upon such exercise, conversion or exchange, then, effective upon such increase or decrease becoming effective, the Series C Conversion Price, computed upon the original issue of such Option or Convertible Security (or upon the occurrence of a record date with respect thereto) shall be readjusted to such Series C Conversion Price, as would have obtained had such revised terms been in effect upon the original date of issuance of such Option or Convertible Security. Notwithstanding the foregoing, no adjustment pursuant to this clause (B) shall have the effect of increasing the Series C Conversion Price, to an amount which exceeds the lower of (i) the Series C Conversion Price, on the original adjustment date, or (ii) the Series C Conversion Price that would have resulted from any issuances of Additional Shares of Common Stock between the original adjustment date and such readjustment date.
                    (C) If the terms of any Option or Convertible Security (excluding Options or Convertible Securities which, upon exercise, conversion or exchange thereof, would entitle the holder thereof to receive Exempted Securities), the issuance of which did not result in an adjustment to the Series C Conversion Price pursuant to the terms of Subsection 3.9.4(d)(iv) below (either because the consideration per share (determined pursuant to Subsection 3.9.4(d)(v) hereof) of the Additional Shares of Common Stock subject thereto was equal to or greater than the Series C Conversion Price then in effect, or because such Option or Convertible Security was issued before the Series C Original Issue Date), are revised after the Series C Original Issue Date (either automatically pursuant to the provisions contained therein or as a result of an amendment to such terms) to provide for either (1) any increase or decrease in the number of shares of Common Stock issuable upon the exercise, conversion or exchange of any such Option or Convertible Security or (2) any increase or decrease in the consideration payable to the Corporation upon such exercise, conversion or exchange, then such Option or Convertible Security, as so amended, and the Additional Shares of Common Stock subject thereto (determined in the manner provided in Subsection 3.9.4(d)(iii)(A) above) shall be deemed to have been issued effective upon such increase or decrease becoming effective.
                    (D) Upon the expiration or termination of any unexercised Option or unconverted or unexchanged Convertible Security which resulted (either upon its original issuance or upon a revision of its terms) in an adjustment to the Series C Conversion Price pursuant to the terms of Subsection 3.9.4(d)(iv) below, the Series C Conversion Price shall be readjusted to such Series C Conversion Price as would have obtained had such Option or Convertible Security never been issued.

                    (E) No adjustment in the Series C Conversion Price shall be made upon the issue of shares of Common Stock or Convertible Securities upon the exercise of Options or the issue of shares of Common Stock upon the conversion or exchange of Convertible Securities.
               (iv) Adjustment of Conversion Price Upon Issuance of Additional Shares of Common Stock. In the event the Corporation shall at any time after the Series C Original Issue Date issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Subsection 3.9.4(d)(iii)), without consideration or for a consideration per share less than the Series C Conversion Price in effect immediately prior to such issue, then the Series C Conversion Price, shall be reduced, concurrently with such issue, to a price (calculated to the nearest one-hundredth of a cent) determined by multiplying the Series C Conversion Price, by a fraction, (A) the numerator of which shall be (1) the number of shares of Common Stock outstanding immediately prior to such issue plus (2) the number of shares of Common Stock which the aggregate consideration received or to be received by the Corporation for the total number of Additional Shares of Common Stock so issued would purchase at the Series C Conversion Price; and (B) the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of such Additional Shares of Common Stock so issued; provided that, for the purpose of this Subsection 3.9.4(d)(iv), all shares of Common Stock issuable upon exercise of Options outstanding immediately prior to such issue or upon conversion of Convertible Securities (including the Series C Preferred Stock) outstanding immediately prior to such issue shall be deemed to be outstanding.
               (v) Determination of Consideration. For purposes of this Subsection 3.9.4(d), the consideration received by the Corporation for the issue of any Additional Shares of Common Stock shall be computed as follows:
                    (A) Cash and Property: Such consideration shall:
(I)	insofar as it consists of cash, be computed at the aggregate amount of cash received by the Corporation, excluding amounts paid or payable for accrued interest;

(II)	insofar as it consists of property other than cash, be computed at the fair market value thereof at the time of such issue, as determined in good faith by the Board of Directors of the Corporation; and

(III)	in the event Additional Shares of Common Stock are issued together with other shares or securities or other assets of the Corporation for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (I) and (II) above, as determined in good faith by the Board of Directors of the Corporation.
                    (B) Options and Convertible Securities. The consideration per share received by the Corporation for Additional Shares of Common Stock deemed to have been issued pursuant to Subsection 3.9.4(d)(iii), relating to Options and Convertible Securities, shall be determined by dividing
(I)	the total amount, if any, received or receivable by the Corporation as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by

(II)	the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities.
               (vi) Multiple Closing Dates. In the event the Corporation shall issue on more than one date Additional Shares of Common Stock that are comprised of shares of the same series or class of Preferred Stock and that would result in an adjustment to the Series C Conversion Price, pursuant to the terms of subsection 3.9.4(d)(iv) above, and such issuance dates occur within a period of no more than 45 days from the first such issuance to the final such issuance, then, upon the final such issuance, the Series C Conversion Price shall be readjusted to give effect to all such issuances as if they occurred on the date of the final such issuance (and without giving effect to any adjustments as a result of such prior issuances within such period).
          (e) Adjustment for Stock Splits and Combinations. If the Corporation shall at any time or from time to time after the Series C Original Issue Date effect a subdivision of the outstanding Common Stock without a comparable subdivision of the Series C Preferred Stock or combine the outstanding shares of Series C Preferred Stock without a comparable combination of the Common Stock, the Series C Conversion Price, in effect immediately before that subdivision or combination shall be proportionately decreased. If the Corporation shall at any time or from time to time after the Series C Original Issue Date combine the outstanding shares of Common Stock without a comparable combination of the Series C Preferred Stock or effect a subdivision of the outstanding shares of Series C Preferred Stock without a comparable subdivision of the Common Stock, the Series C Conversion Price, as the case may be, in effect immediately before the combination or subdivision shall be proportionately increased. Any adjustment under this paragraph shall become effective at the close of business on the date the subdivision or combination becomes effective.

          (f) Adjustment for Certain Dividends and Distributions. In the event the Corporation at any time, or from time to time after the Series C Original Issue Date shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in additional shares of Common Stock, then and in each such event the Series C Conversion Price, in effect immediately before such event shall be decreased as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date, by multiplying the Series C Conversion Price then in effect by a fraction:
          (1) the numerator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and
          (2) the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution; provided, however, that if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Series C Conversion Price shall be recomputed accordingly as of the close of business on such record date and thereafter the Series C Conversion Price shall be adjusted pursuant to this paragraph as of the time of actual payment of such dividends or distributions; and provided further, however, that no such adjustment shall be made if the holders of Series C Preferred Stock simultaneously receive (i) a dividend or other distribution of shares of Common Stock in a number equal to the number of shares of Common Stock as they would have received if all outstanding shares of Series C Preferred Stock had been converted into Common Stock on the date of such event or (ii) a dividend or other distribution of shares of Series C Preferred Stock which are convertible, as of the date of such event, into such number of shares of Common Stock as is equal to the number of additional shares of Common Stock being issued with respect to each share of Common Stock in such dividend or distribution.
          (g) Adjustments for Other Dividends and Distributions. In the event the Corporation at any time or from time to time after the Series C Original Issue Date shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Corporation (other than shares of Common Stock) or in cash or other property, then and in each such event the holders of Series C Preferred Stock shall receive, simultaneously with the distribution to the holders of Common Stock, a dividend or other distribution of such securities, cash or other property in an amount equal to the amount of such securities, cash or other property as they would have received if all outstanding shares of Series C Preferred Stock had been converted into Common Stock on the date of such event.
          (h) Adjustment for Merger or Reorganization, etc. Subject to the provisions of Subsection 3.9.2(c), if there shall occur any reorganization, recapitalization, reclassification, consolidation or merger involving the Corporation in which the Common Stock (but not the Series C Preferred Stock,) is converted into or exchanged for securities, cash or other property (other than a transaction covered by paragraphs (e), (f) or (g) of this Section 3.9.4), then, following any such reorganization, recapitalization, reclassification, consolidation or merger, each share of Series C Preferred Stock shall be convertible into the kind and amount of securities, cash or other property which a holder of the number of shares of Common Stock of the Corporation issuable upon conversion of one share of Series C Preferred Stock, immediately prior to such reorganization, recapitalization, reclassification, consolidation or merger would have been entitled to receive pursuant to such transaction; and, in such case, appropriate adjustment (as determined in good faith by the Board of Directors of the Corporation) shall be made in the application of the provisions in this Section 3.9.4 with respect to the rights and interests thereafter of the holders of the Series C Preferred Stock to the end that the provisions set forth in this Section 3.9.4 (including provisions with respect to changes in and other adjustments of the Series C Conversion Price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any securities or other property thereafter deliverable upon the conversion of the Series C Preferred Stock.
          (i) Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Series C Conversion Price pursuant to this Section 3.9.4, the Corporation at its expense shall, as promptly as reasonably practicable but in any event not later than 30 days thereafter, compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Series C Preferred Stock a certificate setting forth such adjustment or readjustment (including the kind and amount of securities, cash or other property into which the Series C Preferred Stock is convertible) and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, as promptly as reasonably practicable after the written request at any time of any holder of Series C Preferred Stock (but in any event not later than 30 days thereafter), furnish or cause to be furnished to such holder a certificate setting forth (i) the Series C Conversion Price, then in effect, and (ii) the number of shares of Common Stock and the amount, if any, of other securities, cash or property which then would be received upon the conversion of Series C Preferred Stock.
          (j) Notice of Record Date. In the event:
               (i) the Corporation shall take a record of the holders of its Common Stock (or other stock or securities at the time issuable upon conversion of the Series C Preferred Stock) for the purpose of entitling or enabling them to receive any dividend or other distribution, or to receive any right to subscribe for or purchase any shares of stock of any class or any other securities, or to receive any other right; or
               (ii) of any capital reorganization of the Corporation, any reclassification of the Common Stock of the Corporation, any consolidation or merger of the Corporation with or into another corporation (other than a consolidation or merger in which the Corporation is the surviving entity and its Common Stock is not converted into or exchanged for any other securities or property), or any transfer of all or substantially all of the assets of the Corporation; or
               (iii) of the voluntary or involuntary dissolution, liquidation or winding-up of the Corporation, then, and in each such case, the Corporation will send or cause to be sent to the holders of the Series C Preferred Stock a notice specifying, as the case may be, (i) the record date for such dividend, distribution or right, and the amount and character of such dividend, distribution or right, or (ii) the effective date on which such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up is to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or such other stock or securities at the time issuable upon the conversion of the Series C Preferred Stock) shall be entitled to exchange their shares of Common Stock (or such other stock or securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up, and the amount per share and character of such exchange applicable to the Series C Preferred Stock and the Common Stock. Such notice shall be sent at least 10 days prior to the record date or effective date for the event specified in such notice.
          3.9.5. Mandatory Conversion.
          (a) Upon the earlier of (A) the closing of the sale of shares of Common Stock, at a price to the public of at least $8.25 per share (subject to appropriate adjustment for stock splits, stock dividends, combinations and other similar recapitalizations affecting such shares), in a firm-commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, resulting in at least $30,000,000 of net proceeds to the Corporation after deduction of underwriters’ commissions and expenses payable by the Corporation (a “Qualifying Public Offering”), (B) the consummation of a Deemed Liquidation Event in which the Deemed Liquidation Event Consideration paid or distributed to the holders of capital stock of the Corporation is at least $8.25 per share (subject to appropriate adjustment for stock splits, stock disbursements, combinations and other similar recapitalizations affecting such shares), or (C) a date agreed to in writing by the holders of (x) at least a majority of the then outstanding shares of Series C Preferred Stock, voting as a single class (on an as-converted to Common Stock basis), as to the mandatory conversion of the Series C Preferred Stock (any such date a “Mandatory Conversion Date”), (i) all outstanding shares of the Series C Preferred Stock shall automatically be converted into shares of Common Stock at the then effective conversion rate and (ii) such shares may not be reissued by the Corporation. In the case of a conversion pursuant to clause (B) of the preceding sentence, such conversion shall be deemed to occur immediately prior to the consummation of such Deemed Liquidation Event. For the avoidance of doubt, any such conversion shall be made without the issuance of additional shares or other consideration based on any accrued dividends which would otherwise be owed pursuant to Section 3.9.1.
          (b) All holders of record of shares of Series C Preferred Stock shall be given written notice of the Mandatory Conversion Date and the place designated for mandatory conversion of all such shares of Series C Preferred Stock pursuant to this Section 3.9.5. Such notice need not be given in advance of the occurrence of the Mandatory Conversion Date. Such notice shall be sent by first class or registered mail, postage prepaid, or given by electronic communication in compliance with the provisions of the Business Corporation Law, to each record holder of Preferred Stock. Upon receipt of such notice, each holder of shares of Series C Preferred Stock shall surrender his or its certificate or certificates for all such shares to the Corporation at the place designated in such notice, and shall thereafter receive certificates for the number of shares of Common Stock to which such holder is entitled pursuant to this Section 3.9.5. On the Mandatory Conversion Date, all outstanding shares of Series C Preferred Stock shall be deemed to have been converted into shares of Common Stock, which shall be deemed to be outstanding of record, and all rights with respect to the Series C Preferred Stock so converted, including the rights, if any, to receive notices and vote (other than as a holder of Common Stock), will terminate, except only the rights of the holders thereof, upon surrender of their certificate or certificates therefor, to receive certificates for the number of shares of Common Stock into which such Series C Preferred Stock has been converted, and payment of any declared but unpaid dividends thereon. Upon any such conversion, no payment of any accumulated (whether or not declared) but unpaid dividends

(including without limitation any declared Series C Dividends) on the Series C Preferred Stock shall be made. If so required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or by his or its attorney duly authorized in writing. As soon as practicable after the Mandatory Conversion Date and the surrender of the certificate or certificates for Series C Preferred Stock, the Corporation shall cause to be issued and delivered to such holder, or on his or its written order, a certificate or certificates for the number of full shares of Common Stock issuable on such conversion in accordance with the provisions hereof and cash as provided in Subsection 3.9.4(b) in respect of any fraction of a share of Common Stock otherwise issuable upon such conversion.
          (c) All certificates evidencing shares of Series C Preferred Stock which are required to be surrendered for conversion in accordance with the provisions hereof shall, from and after the Mandatory Conversion Date, be deemed to have been retired and cancelled and the shares of Series C Preferred Stock represented thereby converted into Common Stock for all purposes, notwithstanding the failure of the holder or holders thereof to surrender such certificates on or prior to such date. Such converted Series C Preferred Stock may not be reissued, and the Corporation may thereafter take such appropriate action (without the need for stockholder action) as may be necessary to reduce the authorized number of shares of Series C Preferred Stock accordingly.
          3.9.6. Repurchase.
          (a) Mandatory Repurchase. Shares of Series C Preferred Stock shall be repurchased by the Corporation out of funds lawfully available therefor at a price equal to the Series C Original Issue Price per share, plus all accumulated (whether or not declared) but unpaid dividends thereon (including any unpaid Series C Dividends) (the “Series C Repurchase Price”) in three semi-annual installments commencing 120 days after receipt by the Corporation at any time on or after July 31, 2011, from the holders of at least a majority of the then outstanding shares of Series C Preferred Stock of written notice requesting repurchase of all shares of Series C Preferred Stock (the date of each such installment being referred to as a “Repurchase Date”).
          (b) On each Repurchase Date, the Corporation shall repurchase, out of funds legally available therefor, a minimum dollar amount of Series C Preferred Stock determined by dividing (i) the Series C Repurchase Price which remains unpaid on such Repurchase Date by (ii) the number of remaining Repurchase Dates (including the Repurchase Date to which such calculation applies) (each such amount, the “Repurchase Proceeds”). If the Corporation does not have sufficient funds legally available to repurchase on any Repurchase Date all shares of Series C Preferred Stock to be repurchased on such Repurchase Date, the Corporation shall repurchase any such shares that would have been repurchased but for the shortage of legally available funds on such Repurchase Date as soon as practicable after the Corporation has funds legally available therefor and the unpaid portion of the Series C Repurchase Price shall accrue interest at the rate of ten percent (10%) per annum, which shall be paid quarterly in arrears until such Series C Repurchase Price is paid in full.
          (c) Repurchase Notice. Written notice of the mandatory repurchase (the “Repurchase Notice”) shall be mailed, postage prepaid, to each holder of record of Series C Preferred Stock, at his or its post office address last shown on the records of the Corporation, or given by electronic communication in compliance with the provisions of the Business Corporation Law, not less than 30 days prior to each Repurchase Date. Each Repurchase Notice shall state:
(I)	the number of shares of Series C Preferred Stock held by the holder that the Corporation shall repurchase on the Repurchase Date specified in the Repurchase Notice;

(II)	the Repurchase Date and the Series C Repurchase Price;

(III)	the date upon which the holder’s right to convert such shares terminates (as determined in accordance with Section 3.9.4(a)); and

(IV)	that the holder is to surrender to the Corporation, in the manner and at the place designated, his certificate or certificates representing the shares of Series C Preferred Stock to be repurchased.
          (d) Surrender of Certificates; Payment. On or before the applicable Repurchase Date, each holder of shares of Series C Preferred Stock to be repurchased on such Repurchase Date, unless such holder has exercised his right to convert such shares as provided in Section 3.9.4 hereof, shall surrender the certificate or certificates representing such shares to the Corporation, in the manner and at the place designated in the Repurchase Notice, and thereupon the Series C Repurchase Price for such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof, and each surrendered certificate shall be canceled and retired. In the event less than all of the shares of Series C Preferred Stock represented by a certificate are redeemed, a new certificate representing the unredeemed shares of Series C Preferred Stock shall promptly be issued to such holder.
          (e) Rights Subsequent to Repurchase. If the Repurchase Notice shall have been duly given, and if on the applicable Repurchase Date the Series C Repurchase Price payable upon repurchase of the shares of Series C Preferred Stock to be repurchased on such Repurchase Date is paid or tendered for payment or deposited with an independent payment agent so as to be available therefor, then notwithstanding that the certificates evidencing any of the shares of Series C Preferred Stock so called for repurchase shall not have been surrendered, all rights with respect to such shares shall forthwith after the Repurchase Date terminate, except only the right of the holders to receive the applicable Series C Repurchase Price without interest upon surrender of their certificate or certificates therefor.
          (f) Repurchased or Otherwise Acquired Shares. Any shares of Series C Preferred Stock which are repurchased or otherwise acquired by the Corporation or any of its subsidiaries shall be automatically and immediately canceled and shall not be reissued, sold or transferred. Neither the Corporation nor any of its subsidiaries may exercise any voting or other rights granted to the holders of Series C Preferred Stock following repurchase.
          (g) Other Repurchases or Acquisitions. Neither the Corporation nor any subsidiary shall repurchase or otherwise acquire any series of Series C Preferred Stock, except (i) as expressly authorized herein or (ii) with the written consent of the holders of at least a majority of the then outstanding shares of Series C Preferred Stock, voting as a single class and on an as-converted to Common Stock basis.
          3.9.7. Waiver. Except as otherwise provided herein, any of the rights of the holders of the Series C Preferred Stock set forth herein may be waived by the affirmative consent or vote of the holders of at least a majority of the shares of Series C Preferred Stock then outstanding, voting as a single class and on an as-converted to Common Stock basis.
Article 4
     The corporation’s registered office is at 1204 Pilgrim Road, Plymouth, Wisconsin 53073 and the name of its registered agent at such address is Neal R. Verfuerth.
Article 5
     The foregoing Amended and Restated Articles of Incorporation were submitted to the Corporation’s shareholders by the Board of Directors of the Corporation and were adopted by the Corporation’s shareholders at a special meeting of the shareholders in accordance with Sections 180.0702 and 180.1003 of the Wisconsin Business Corporation Law on July 25, 2006.
     Executed on behalf of the Corporation and dated as of this 28th day of July, 2006.

Eric Von Estorff, Secretary
This document was drafted by Attorney Carl R. Kugler of Foley & Lardner LLP, 150 E. Gilman Street, Madison, Wisconsin 53703.

EXHIBIT B
ORION ENERGY SYSTEMS, LTD.
INVESTORS’ RIGHTS AGREEMENT
July 31, 2006

INVESTORS’ RIGHTS AGREEMENT
          THIS INVESTORS’ RIGHTS AGREEMENT (the “Agreement”) is made as of the 31st day of July, 2006, by and among Orion Energy Systems, Ltd., a Wisconsin corporation (the “Company”), and the investors listed on the signature pages hereto, each of which is herein referred to as an “Investor.”
RECITALS
          WHEREAS, the Company and the Investors are parties to the Series C Senior Convertible Preferred Stock Purchase Agreement, dated of even date herewith (the “Series C Agreement”); and
          WHEREAS, in order to induce the Investors to purchase Series C Senior Convertible Preferred Stock (the “Series C Preferred Stock”) and invest funds in the Company pursuant to the Series C Agreement, the Investors and the Company hereby agree that this Agreement shall govern the rights of the Investors to cause the Company to register shares of Common Stock issued or issuable to them and certain other matters as set forth herein;
          NOW, THEREFORE, THE PARTIES HEREBY AGREE AS FOLLOWS:
          1. Registration Rights. The Company covenants and agrees as follows:
          1.1 Definitions. For purposes of this Agreement:
               (a) The term “Act” means the Securities Act of 1933, as amended.
               (b) The term “Delivery” shall have the meaning set forth in Section 4.5 below.
               (c) The term “Form S-3” means such form under the Act as in effect on the date hereof or any registration form under the Act subsequently adopted by the SEC that permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.
               (d) The term “Holder” means any person owning or having the right to acquire Registrable Securities or any assignee thereof in accordance with Section 1.11 hereof.
               (e) The term “Independent Director” shall have the same meaning as set forth in the Company’s Articles of Incorporation (the “Articles”).
               (f) The term “Qualifying Public Offering” shall have the same meaning as set forth in the Company’s Articles.
               (g) The term “1934 Act” means the Securities Exchange Act of 1934, as amended.

               (h) The terms “register,” “registered,” and “registration” refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Act, and the declaration or ordering of effectiveness of such registration statement or document.
               (i) The term “Registrable Securities” means the Common Stock issuable or issued upon conversion of (i) the Series C Preferred Stock and (ii) any Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security that is issued as) a dividend or other distribution with respect to, or in exchange for, or in replacement of, the shares referenced in (i) and (ii) above, excluding in all cases, however, any Registrable Securities sold by a person in a transaction in which his rights under this Section 1 are not assigned.
               (j) The number of shares of “Registrable Securities” outstanding shall be determined by the number of shares of Common Stock outstanding that are, and the number of shares of Common Stock issuable pursuant to then exercisable or convertible securities that are, Registrable Securities.
               (k) The term “Rule 144” shall mean Rule 144 under the Act.
               (l) The term “Rule 144(k)” shall mean subsection (k) of Rule 144 under the Act.
               (m) The term “SEC” shall mean the Securities and Exchange Commission.
               (n) The term “Transfer” shall include any sale, assignment, encumbrance, hypothecation, pledge, conveyance in trust, gift, transfer by bequest, devise or descent, or other transfer or disposition of any kind, including, but not limited to, transfers pursuant to divorce or legal separation, transfers to receivers, levying creditors, trustees or receivers in bankruptcy proceedings or general assignees for the benefit of creditors, whether voluntary, involuntarily or by operation of law, directly or indirectly, of any of the Registrable Securities.
          1.2 Request for Registration.
               (a) Subject to the conditions of this Section 1.2, if the Company shall receive at any time beginning six (6) months after the effective date of the Qualifying Public Offering, a written request from the Holders (for purposes of this Section 1.2, the “Initiating Holders”) that the Company file a registration statement under the Act covering the registration of Registrable Securities with an anticipated aggregate offering price of at least $10,000,000 then the Company shall, within twenty (20) days of the receipt thereof, give written notice of such request to all Holders, and subject to the limitations of this Section 1.2, use all commercially reasonable efforts to effect, as soon as practicable, the registration under the Act of all Registrable Securities that the Holders request to be registered in a written request received by

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the Company within twenty (20) days of the mailing of the Company’s notice pursuant to this Section 1.2(a).
               (b) If the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section 1.2 and the Company shall include such information in the written notice referred to in Section 1.2(a). In such event the right of any Holder to include its Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company (which underwriter or underwriters shall be reasonably acceptable to a majority in interest of the Initiating Holders). Notwithstanding any other provision of this Section 1.2, if the underwriter advises the Company that marketing factors require a limitation on the number of securities underwritten (including Registrable Securities), then the Company shall so advise all Holders of Registrable Securities that would otherwise be underwritten pursuant hereto, and the number of shares that may be included in the underwriting shall be allocated (i) first to Holders of Registrable Securities who hold Series C Preferred Stock, pro rata according to the number of Registrable Securities held by each such Holder and (ii) second, to the remaining Holders of Registrable Securities pro rata based on the number of Registrable Securities held by all such Holders. In no event shall any Registrable Securities be excluded from such underwriting unless all other securities are first excluded. Any Registrable Securities excluded or withdrawn from such underwriting shall be withdrawn from the registration.
               (c) Notwithstanding the foregoing, the Company shall not be required to effect a registration pursuant to this Section 1.2:
                    (i) in any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, unless the Company is already subject to service in such jurisdiction and except as may be required under the Act;
                    (ii) after the Company has effected two (2) registrations pursuant to this Section 1.2, and such registrations have been declared or ordered effective;
                    (iii) during the period starting with the date sixty (60) days prior to the Company’s good faith estimate of the date of the filing of and ending on a date one hundred eighty (180) days following the effective date of a Company initiated registration subject to Section 1.3 below, provided that the Company is actively employing in good faith all commercially reasonable efforts to cause such registration statement to become effective;
                    (iv) if the Initiating Holders propose to dispose of Registrable Securities that may be registered on Form S-3 pursuant to Section 1.4 hereof; or

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                    (v) if the Company shall furnish to Holders requesting a registration statement pursuant to this Section 1.2 a certificate signed by the Company’s Chief Executive Officer or Chairman of the Board stating that in the good faith judgment of the Board of Directors of the Company (the “Board”), it would be seriously detrimental to the Company and its shareholders for such registration statement to be effected at such time, in which event the Company shall have the right to defer such filing for a period of not more than one hundred twenty (120) days after receipt of the request of the Initiating Holders, provided that such right shall be exercised by the Company not more than once in any twelve (12) month period and provided further that the Company shall not register any securities for the account of itself or any other shareholder during such one hundred twenty (120) day period (other than a registration relating solely to the sale of securities of participants in a Company stock plan, a registration relating to a corporate reorganization or transaction under Rule 145 of the Act, a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities, or a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities that are also being registered).
          1.3 Company Registration.
               (a) If (but without any obligation to do so) the Company proposes to register (including for this purpose a registration effected by the Company for shareholders other than the Holders) any of its stock or other securities under the Act in connection with the public offering of such securities (other than a registration relating solely to the sale of securities of participants in a Company stock plan, a registration relating to a corporate reorganization or transaction under Rule 145 of the Act, a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities, or a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities that are also being registered), the Company shall, at such time, promptly give each Holder written notice of such registration. Upon the written request of each Holder given within twenty (20) days after mailing of such notice by the Company in accordance with Section 4.5, the Company shall, subject to the provisions of Section 1.3(c), use all commercially reasonable efforts to cause to be registered under the Act all of the Registrable Securities that each such Holder requests to be registered.
               (b) Right to Terminate Registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 1.3 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration. The expenses of such withdrawn registration shall be borne by the Company in accordance with Section 1.7 hereof.
               (c) Underwriting Requirements. In connection with any offering involving an underwriting of shares of the Company’s capital stock, the Company shall not be required under this Section 1.3 to include any of the Holders’ securities in such underwriting unless they accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by the Company (or by other persons entitled to select the underwriters)

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and enter into an underwriting agreement in customary form with such underwriters, and then only in such quantity as the underwriters determine in their sole discretion will not jeopardize the success of the offering by the Company. If the total amount of securities, including Registrable Securities, requested by shareholders to be included in such offering exceeds the amount of securities sold other than by the Company that the underwriters determine in their sole discretion is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, that the underwriters determine in their sole discretion will not jeopardize the success of the offering. In no event shall any Registrable Securities be excluded from such offering unless all other shareholders’ securities have been first excluded. In the event that the underwriters determine that less than all of the Registrable Securities requested to be registered can be included in such offering, then the Registrable Securities that are included in such offering shall be allocated (i) first to Holders of Registrable Securities who hold Series C Preferred Stock, pro rata according to the number of Registrable Securities held by each such Holder, and (ii) second, to the remaining Holders of Registrable Securities pro rata based on the number of Registrable Securities held by all such Holders. Notwithstanding the foregoing, in no event shall (i) the amount of securities of the selling Holders included in the offering be reduced below thirty percent (30%) of the total amount of securities included in such offering, unless such offering is the Company’s first firm commitment underwritten public offering of its Common Stock under the Act (the “Initial Offering”), in which case the selling Holders may be excluded if the underwriters make the determination described above and no other shareholder’s securities are included in such offering. For purposes of the preceding sentence and for purposes of Section 1.2(b) concerning apportionment, for any selling shareholder that is a Holder of Registrable Securities and that is a venture capital fund, partnership or corporation, the affiliated venture capital funds, partners, retired partners and shareholders of such Holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single “selling Holder,” and any pro rata reduction with respect to such “selling Holder” shall be based upon the aggregate amount of Registrable Securities owned by all such related entities and individuals.
          1.4 Form S-3 Registration. In case the Company shall receive from the Holders of twenty-five percent (25%) or more of the Registrable Securities then outstanding (for purposes of this Section 1.4, the “Initiating Holders”) a written request or requests that the Company effect a registration on Form S-3 and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, the Company shall:
               (a) promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holders; and
               (b) use all commercially reasonable efforts to effect, as soon as practicable, such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holders’ Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holders joining in such request as are specified in a written request given within fifteen (15) days after receipt of such written notice from the Company,

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provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance, pursuant to this Section 1.4:
                    (i) if Form S-3 is not available for such offering by the Holders;
                    (ii) if the Company shall furnish to Holders requesting a registration statement pursuant to this Section 1.4 a certificate signed by the Company’s Chief Executive Officer or Chairman of the Board stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its shareholders for such registration statement to be effected at such time, in which event the Company shall have the right to defer such filing for a period of not more than one hundred twenty (120) days after receipt of the request of the Initiating Holders, provided that such right shall be exercised by the Company not more than once in any twelve (12)-month period and provided further that the Company shall not register any securities for the account of itself or any other shareholder during such one hundred twenty (120) day period (other than a registration relating solely to the sale of securities of participants in a Company stock plan, a registration relating to a corporate reorganization or transaction under Rule 145 of the Act, a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities, or a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities that are also being registered);
                    (iii) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.
               (c) If the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section 1.4 and the Company shall include such information in the written notice referred to in Section 1.4(a). The provisions of Section 1.2(b) shall be applicable to such request (with the substitution of Section 1.4 for references to Section 1.2).
               (d) Subject to the foregoing, the Company shall file a registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the request or requests of the Initiating Holders. Registrations effected pursuant to this Section 1.4 shall not be counted as requests for registration effected pursuant to Section 1.2.
          1.5 Obligations of the Company. Whenever required under this Section 1 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:
               (a) prepare and file with the SEC a registration statement with respect to such Registrable Securities and use all commercially reasonable efforts to cause such

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registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for a period of up to one hundred twenty (120) days or, if earlier, until the distribution contemplated in the Registration Statement has been completed; provided, however, that such 120 day period shall be extended for a period of time equal to the period of time that the Holders refrain from selling any securities included in such registration upon the request of the Company or the underwriters;
               (b) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement;
               (c) furnish to the Holders such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them;
               (d) use all commercially reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions;
               (e) in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering; and furnish, at the request of any Holder requesting registration of Registrable Securities pursuant to this Section 1, on the date that such Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to this Section 1, if such securities are being sold through underwriters, (i) an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters and (ii) a letter dated such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified accountants to underwriters in an underwritten public offering, addressed to the underwriters;
               (f) notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and the Company shall promptly either amend such prospectus or file a supplement, in compliance with state and federal securities laws, to correct such untrue statement of material fact or omission to state a material

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fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;
               (g) cause all such Registrable Securities registered pursuant to this Section 1 to be listed on a national exchange or trading system and on each securities exchange and trading system on which similar securities issued by the Company are then listed;
               (h) provide a transfer agent and registrar for all Registrable Securities registered pursuant hereunder and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration;
               (i) notify each Holder promptly after the Company receives notice thereof, of the time when such registration statement has become effective or a supplement of such registration has been filed;
               (j) advise each Holder promptly after the Company shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the SEC suspending the effectiveness of such registration statement or the threatening of any proceeding for such purpose and promptly use all commercially reasonable efforts to prevent the issuance of any stop order should such be issued; and
               (k) make generally available to its security holders, and to deliver to the Holders an earnings statement of the Company (that will satisfy the provisions of Section 11(a) of the Act) covering a period of twelve (12) months beginning after the effective date of the registration statement (as defined in Rule 158(c) under the Act) as soon as is reasonably practicable after the termination of such twelve (12) month period and upon the request of a Holder.
          1.6 Information from Holder. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 1 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be reasonably required to effect the registration of such Holder’s Registrable Securities.
          1.7 Expenses of Registration. All expenses other than underwriting discounts and commissions incurred in connection with registrations, filings or qualifications pursuant to Sections 1.2, 1.3 and 1.4, including (without limitation) all registration, filing and qualification fees, printers’ and accounting fees, fees and disbursements of counsel for the Company and the reasonable fees and disbursements of one counsel for the selling Holders in an amount not to exceed $50,000 per offering shall be borne by the Company. Notwithstanding the foregoing, the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 1.2 or Section 1.4 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered (in which case all participating Holders shall bear such expenses pro rata based upon the number of Registrable Securities that were to be included in the withdrawn registration), unless, in the case of a

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registration requested under Section 1.2, the Holders of a majority of the Registrable Securities agree to forfeit their right to one demand registration pursuant to Section 1.2 and provided, however, that if at the time of such withdrawal, the Holders have learned of a material adverse change in the condition, business or prospects of the Company from that known to the Holders at the time of their request and have withdrawn the request with reasonable promptness following disclosure by the Company of such material adverse change, then the Holders shall not be required to pay any of such expenses and shall retain their rights pursuant to Section 1.2 and 1.4.
          1.8 Delay of Registration. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 1.
          1.9 Indemnification. In the event any Registrable Securities are included in a registration statement under this Section 1:
               (a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, the partners, officers, directors, partners, members and shareholders of each Holder, legal counsel and accountants for each Holder, any underwriter (as defined in the Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Act or the 1934 Act, against any losses, claims, damages or liabilities (joint or several) to which they may become subject under the Act, the 1934 Act, any other federal or state securities laws or any rule or regulation promulgated thereunder, insofar as such losses, claims, damages, or liabilities (or actions, proceedings or settlements in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a “Violation”): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state in such registration statement a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Act, the 1934 Act, any other federal or state securities laws or any rule or regulation promulgated thereunder, and the Company will reimburse each such Holder, underwriter, controlling person or other aforementioned person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action, proceeding or settlement as such expenses are incurred; provided, however, that the indemnity agreement contained in this Section 1.9(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action, proceeding or settlement if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld or delayed), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action, proceeding or settlement to the extent that it arises out of or is based upon a Violation that occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, underwriter, controlling person or other aforementioned person; provided further, however, that the foregoing indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of any Holder or underwriter or other aforementioned person, or any person controlling such Holder or underwriter, from whom the person asserting any such losses, claims, damages or liabilities purchased shares in the offering, if a copy of the most current prospectus

9

was not sent or given by or on behalf of such Holder or underwriter or other aforementioned person to such person, if required by law to have been so delivered, at or prior to the written confirmation of the sale of the shares to such person, and if the prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage or liability and provided that the Company had made available such prospectus for delivery by such Holder or underwriter.
               (b) To the extent permitted by law, each selling Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Act, legal counsel and accountants for the Company, any underwriter, any other Holder selling securities in such registration statement and any controlling person of any such underwriter or other Holder, against any losses, claims, damages or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Act, the 1934 Act, any other federal or state securities laws or any rule or regulation promulgated thereunder, insofar as such losses, claims, damages or liabilities (or actions, proceedings or settlements in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will reimburse any person intended to be indemnified pursuant to this Section 1.9(b) for any legal or other expenses reasonably incurred by such person in connection with investigating or defending any such loss, claim, damage, liability or action, proceeding or settlement as such expenses are incurred; provided, however, that the indemnity agreement contained in this Section 1.9(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action, proceeding or settlement if such settlement is effected without the consent of the Holder (which consent shall not be unreasonably withheld), and provided that in no event shall any indemnity under this Section 1.9(b) exceed the net proceeds from the offering received by such Holder, except in the case of fraud or willful misconduct by such Holder.
               (c) Promptly after receipt by an indemnified party under this Section 1.9 of notice of the commencement of any action, proceeding or settlement (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 1.9, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of liability to the indemnified party under this Section 1.9 to the extent of such prejudice,

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but the omission to so deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 1.9.
               (d) The foregoing indemnity agreements of the Company and the selling Holders are subject to the condition that, insofar as they relate to any loss, liability, claim, damage or expense referred to herein arising from any untrue statement or alleged untrue statement of a material fact contained in, or omission or alleged omission of a material fact from, a preliminary prospectus (or necessary to make the statements therein not misleading) that has been corrected in the form of prospectus included in the registration statement at the time it becomes effective, or any amendment or supplement thereto filed with the SEC pursuant to Rule 424(b) under the Securities Act (the “Final Prospectus”), such indemnity agreement shall not inure to the benefit of any Person if a copy of the Final Prospectus was furnished to the indemnified party and such indemnified party failed to deliver, at or before the confirmation of the sale of the shares registered in such offering, a copy of the Final Prospectus to the Person asserting the loss, liability, claim, or damage in any case in which such delivery was required by the Securities Act.
               (e) If the indemnification provided for in this Section 1.9 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute, subject to the limitations described in Sections 1.9(a) and 1.9(b), to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and the indemnified party on the other hand in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense, as well as any other relevant equitable considerations; provided, however, that no contribution by any Holder, when combined with any amounts paid by such Holder pursuant to Section 1.9(b), shall exceed the net proceeds from the offering received by such Holder, except in the case of willful misconduct or fraud by such Holder. The relative fault of the indemnifying party and the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information furnished expressly for use in connection with such registration by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, however, that, in any such case, no Person guilty of fraudulent misrepresentation (within the meaning of section 11(f) of the Securities Act) will be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.
               (f) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control; provided that should the underwriting agreement not address an aspect of indemnification and contribution contained in this Section 1.9, that shall not constitute a conflict for purposes of this Section 1.9(e).

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               (g) The obligations of the Company and Holders under this Section 1.9 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 1 and otherwise.
          1.10 Reports Under the 1934 Act. With a view to making available to the Holders the benefits of Rule 144 and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company agrees to:
               (a) make and keep public information available, as those terms are understood and defined in Rule 144, at all times after the effective date of the Qualifying Public Offering;
               (b) file with the SEC in a timely manner all reports and other documents required of the Company under the Act and the 1934 Act; and
               (c) furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144 (at any time after ninety (90) days after the effective date of the first registration statement filed by the Company), the Act and the 1934 Act (at any time after it has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies),; (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested to avail any Holder of any rule or regulation of the SEC that permits the selling of any such securities without registration or pursuant to such form.
          1.11 Assignment of Registration Rights. The rights to cause the Company to register Registrable Securities pursuant to this Section 1 may be assigned (but only with all related obligations) by a Holder to a transferee or assignee of such securities that (i) is a subsidiary, parent, partner, limited partner, retired partner or shareholder of a Holder, (ii) is a Holder’s family member or trust for the benefit of an individual Holder, or (iii) after such assignment or transfer, holds at least two hundred fifty thousand (250,000) shares of Registrable Securities (subject to appropriate adjustment for stock splits, stock dividends, combinations or the like), provided: (A) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; (B) such transferee or assignee agrees in writing to be bound by and subject to the terms and conditions of this Agreement, including, without limitation, the provisions of Section 1.13 below; and (C) such assignment shall be effective only if immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Act.
          1.12 Limitations on Subsequent Registration Rights. From and after the date of this Agreement, the Company shall not, without the prior written consent of the Holders of at least a majority of the Registrable Securities, enter into any agreement with any holder or prospective

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holder of any securities of the Company that would allow such holder or prospective holder (a) to include any of such securities in any registration filed under Section 1.2, Section 1.3 or Section 1.4 hereof, unless under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of such securities will not reduce the amount of the Registrable Securities of the Holders that are included or (b) to demand registration of their securities.
          1.13 “Market Stand Off” Agreement.
               (a) Each holder of equity securities of the Company that is a party to this Agreement (a “Company Stockholder”) hereby agrees that it will not, without the prior written consent of the managing underwriter, during the period commencing on the date of the final prospectus relating to the Initial Offering and ending on the date specified by the Company and the managing underwriter (such period not to exceed (a) one hundred eighty (l80) days (or such longer period as the underwriters or the Company shall require in order to facilitate compliance with NASD Rule 2711)) with respect to the Company’s Initial Offering and (b) ninety (90) days with respect to a Company underwritten offering other than the Initial Offering, (i) lend, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock held immediately prior to the effectiveness of the Registration Statement for such offering, or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise. The foregoing provisions of this Section 1.13 shall not apply to the sale of any shares to an underwriter pursuant to an underwriting agreement. In addition, the provisions of this Section 1.13 shall only be applicable to the Company Stockholders if (X) all officers and directors of the Company enter into similar agreements and (Y) the Company uses all reasonable efforts to obtain a similar covenant from the holders in interest of one percent (1%) or more of the outstanding securities of the Company. The underwriters in connection with the Company’s Initial Offering are intended third party beneficiaries of this Section 1.13 and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto. Each Company Stockholder further agrees to execute such agreements as may be reasonably requested by the underwriters in the Company’s Initial Offering that are consistent with this Section 1.13 or that are necessary to give further effect thereto. Any discretionary waiver or termination of the restrictions of any or all of such agreements or this Section 1.13 by the Company or the underwriters shall apply to all holders of capital stock of the Company subject to such agreements pro rata based on the number of shares subject to such agreements.
          In order to enforce the foregoing covenant, the Company may impose stop transfer instructions with respect to the Registrable Securities of each Company Stockholder (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period.
               (b) Each Company Stockholder agrees that a legend reading substantially as follows shall be placed on all certificates representing all Registrable Securities

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of each Company Stockholder (and the shares or securities of every other person subject to the restriction contained in this Section 1.13):
THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A LOCK-UP PERIOD OF UP TO 180 DAYS AFTER THE EFFECTIVE DATE OF THE ISSUER’S REGISTRATION STATEMENT FILED UNDER THE ACT, AS AMENDED, AS SET FORTH IN AN AGREEMENT BETWEEN THE COMPANY AND THE ORIGINAL HOLDER OF THESE SECURITIES, A COPY OF WHICH MAY BE OBTAINED AT THE ISSUER’S PRINCIPAL OFFICE. SUCH LOCK-UP PERIOD IS BINDING ON TRANSFEREES OF THESE SHARES.
          1.14 Termination of Registration Rights. No Holder shall be entitled to exercise any right provided for in this Section 1 (i) after five (5) years following the consummation of the Qualifying Public Offering, (ii) as to any Holder, such earlier time after the Qualifying Public Offering at which such Holder can sell all shares held by it in compliance with Rule 144(k), or (iii) when the Company shall sell, convey, or dispose of all or substantially all of the Company’s property or business or merge with or into or consolidate with any other corporation (other than a wholly-owned subsidiary corporation) or effect any other transaction or series of related transactions in which more than fifty percent (50%) of the voting power of the Company is disposed of, in each case in a transaction in which the Holders receive, or at such later time at which the Holders receive, cash, cash equivalents or Marketable Securities (as defined below) in consideration for the Registrable Securities held by them; provided that this Section 1.14 shall not cause the Holders’ registration rights to terminate following a merger effected solely for the purpose of changing the domicile of the Company. For purposes of this Agreement, the term “Marketable Securities” means securities that are listed on a national securities exchange or listed on the NASDAQ National Market System and either (i) freely tradeable by the Holders under applicable securities laws on such exchange or system; or (ii) with respect to which the Holder has received registration rights materially similar to those provided under Section 1 of this Agreement.
          2. Covenants of the Company.
          2.1 Delivery of Financial Statements. For so long as the Investors and their affiliates continue to own at least ten percent (10%) of the Registrable Securities purchased pursuant to the Series C Agreement, the Company shall deliver to each Investor:
               (a) as soon as practicable, but in any event within one hundred twenty (120) days after the end of each fiscal year of the Company, an income statement for such fiscal year, a balance sheet of the Company and statement of shareholders’ equity as of the end of such year, and a statement of cash flows for such year, such year end financial reports to be in reasonable detail, prepared in accordance with generally accepted accounting principles (“GAAP”), and audited and certified by independent public accountants of nationally recognized standing selected by the Company;

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               (b) as soon as practicable, but in any event within forty-five (45) days after the end of each of the first three (3) quarters of each fiscal year of the Company, an unaudited income statement, statement of cash flows for such fiscal quarter and an unaudited balance sheet as of the end of such fiscal quarter;
               (c) within forty-five (45) days of the end of each month an unaudited income statement, statement of cash flows and balance sheet for and as of the end of such month, in reasonable detail;
               (d) as soon as practicable, but in any event no later than the fifteenth of March of each fiscal year, a budget and business plan for the next fiscal year, prepared on a monthly basis, and, as soon as prepared, any other budgets or revised budgets prepared by the Company;
               (e) with respect to the financial statements called for in Section 2.1(b) and 2.1(c), an instrument executed by the Chief Financial Officer or President of the Company certifying that such financials were prepared in accordance with GAAP consistently applied with prior practice for earlier periods (with the exception of footnotes that may be required by GAAP) and fairly present the financial condition of the Company and its results of operation for the period specified, subject to year-end audit adjustment; and
               (f) such other information relating to the financial condition, business or corporate affairs of the Company as the Investor may from time to time request, provided, however, that the Company shall not be obligated under this Section 2.1(f) or any other subsection of Section 2.1 to provide information that it deems in good faith to be a trade secret or similar confidential information.
          2.2 Inspection. The Company shall permit each Investor, at such Investor’s expense, to visit and inspect the Company’s properties, to examine its books of account and records and to discuss the Company’s affairs, finances and accounts with its officers, all at such reasonable times as may be requested by the Investor; provided, however, that the Company shall not be obligated pursuant to this Section 2.2 to provide access to any information that it reasonably considers to be a trade secret or similar confidential information.
          2.3 Termination of Information and Inspection Covenants. The covenants set forth in Sections 2.1 and 2.2 shall terminate and be of no further force or effect upon the earlier to occur of (i) the consummation of the sale of securities pursuant to a registration statement filed by the Company under the Act in connection with the firm commitment underwritten offering of its securities to the general public, (ii) when the Company first becomes subject to the periodic reporting requirements of Sections 12(g) or 15(d) of the 1934 Act, or (iii) the consummation of a Deemed Liquidation Event, as that term is defined in the Articles.
          2.4 Right of First Refusal. Subject to the terms and conditions specified in this Section 2.4, the Company hereby grants to each Investor a right of first refusal to purchase all or any portion of its pro rata portion of future sales by the Company of its Shares (as hereinafter defined). An Investor shall include any general partners and affiliates of an Investor.

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Investors shall be entitled to apportion the right of first refusal hereby granted it among itself and its partners and affiliates in such proportions as it deems appropriate.
          Each time the Company proposes to offer any shares of, or securities convertible into or exchangeable or exercisable for any shares of, its capital stock or debt instruments that are issued along with warrants to purchase any of the foregoing (“Shares”), the Company shall first make an offering to each Investor to purchase all or a portion of its pro rata portion of such Shares in accordance with the following provisions:
               (a) The Company shall deliver a notice in accordance with Section 4.5 (“Notices”) to the Investors stating (i) its bona fide intention to offer such Shares, (ii) the number of such Shares to be offered and (iii) the price and terms upon which it proposes to offer such Shares.
               (b) By written notification received by the Company within twenty (20) calendar days after the giving of Notice, each Investor may elect to purchase, at the price and on the terms specified in the Notice, up to that portion of such Shares that equals the proportion that the number of shares of Common Stock that are Registrable Securities issued and held by such Investor (assuming full conversion and exercise of all convertible and exercisable securities then outstanding) bears to the total number of shares of Common Stock of the Company then outstanding (assuming full conversion and exercise of all convertible and exercisable securities then outstanding). The Company shall promptly, in writing, inform each Investor that elects to purchase all the shares available to it (a “Fully-Exercising Investor”) of any other Investor’s failure to do likewise. During the ten (10) day period commencing after such information is given, each Investor that is a Fully-Exercising Investor may elect to purchase that portion of the Shares for which the Investors were entitled to subscribe, but which were not subscribed for by the Investors, that is equal to the proportion that the number of shares of Registrable Securities issued and held by such Fully-Exercising Investor bears to the number of shares of Registrable Securities issued and held by all Investors that are Fully-Exercising Investors.
               (c) If all Shares that Investors are entitled to obtain pursuant to Section 2.4(b) are not elected to be obtained as provided in Section 2.4(b) hereof, the Company may, during the ninety (90) day period following the expiration of the period provided in Section 2.4(b) hereof, offer the remaining unsubscribed portion of such Shares to any person or persons at a price not less than that, and upon terms no more favorable to the offeree than those, specified in the Notice. If the Company does not enter into an agreement for the sale of the Shares within such period, or if such agreement is not consummated within seventy-five (75) days of the execution thereof, the right provided hereunder shall be deemed to be revived and such Shares shall not be offered unless first reoffered to the Investors in accordance herewith.
               (d) The right of first refusal in this Section 2.4 shall not be applicable to (i) up to two million forty-eight thousand two hundred (2,048,200) shares of Common Stock (or options therefor) (subject to adjustment for stock splits, stock dividends, recapitalizations and similar changes affecting the capital stock of the Company) to employees, directors, consultants and other service providers of this corporation for the primary purpose of soliciting or retaining

16

their services pursuant to plans or agreements approved by the Company’s Board of Directors, (ii) the issuance of securities pursuant to a Qualifying Public Offering, (iii) the issuance of securities pursuant to the conversion or exercise of convertible or exercisable securities, (iv) the issuance of securities in connection with a bona fide business acquisition of or by the Company, whether by merger, consolidation, sale of assets, sale or exchange of stock or otherwise, (v) the issuance and sale of Series C Preferred Stock pursuant to the Series C Agreement, as such agreement may be amended, (vi) up to one hundred thousand (100,000) shares of equity securities per year (subject to adjustment for stock splits, stock dividends, recapitalizations and similar changes affecting the capital stock of the Company) issued to vendors, consultants or advisors or in connection with acquisitions, which grant, agreement or other arrangement has been approved by a majority of the Independent Directors, (vii) shares of Common Stock or warrants to purchase Common Stock issued pursuant to any strategic partnership, in each case approved by a majority of the Independent Directors, and (viii) any securities issued in connection with any stock split, stock dividend or recapitalization by the Company that affects all outstanding capital stock of the Company. In addition to the foregoing, the right of first offer in this Section 2.4 shall not be applicable with respect to any Investor in any subsequent offering of Shares if (i) at the time of such offering, the Investor is not an “accredited investor,” as that term is then defined in Rule 501(a) of the Act and (ii) such offering of Shares is otherwise being offered only to accredited investors.
               (e) The rights provided in this Section 2.4 may not be assigned or transferred by any Investor; provided, however, that (i) an Investor may assign or transfer such rights to any other entity which controls, is controlled by or is under common control with the Investor or any entity that is managed by the same joint management company of the Investor or any entity that is the general partner or limited partner of the Investors and (ii) a Investor that is a venture capital fund may assign or transfer such rights to an affiliated venture capital fund.
          2.5 Proprietary Information and Inventions Agreements. The Company shall use commercially reasonable efforts to cause all officers, key management employees and employees involved in research and development activities to execute and deliver a Proprietary Information and Intellectual Property Agreement (a “Proprietary Information Agreement”) in form and substance reasonably satisfactory to the Investors within sixty (60) days after the date hereof) and shall require all future officers, key management employees and employees involved in research and development activities to execute and deliver a Proprietary Information Agreement.
          2.6 Lock-Up of Future Securityholders. The Company shall ensure that all future holders of the Company’s Preferred Stock are subject to a Market Stand-Off substantially similar to that set forth in Section 1.13 hereof.
          2.7 D&O Insurance. The Company has as of the date hereof or shall, within ninety (90) days after the date hereof, obtain from financially sound and reputable insurer(s) and maintain director and officer liability insurance in the amount of at least $2,000,000 per occurrence.

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          2.8 Board of Directors. The Board shall consist of no more than eight (8) and no less than seven (7) members, at least four (4) of whom shall be Independent Directors. Hiring and dismissal of officers shall be under the purview of the Board and the Board shall have exclusive authority over all equity incentive grants and senior management compensation decisions, provided, however, that without the prior written consent of the parties holding a majority of the Series C Preferred Stock, which consent shall not be unreasonably withheld, the Board will not materially increase the salary, bonuses, benefits or other compensation of the Company’s management. For the avoidance of doubt, references to the Board in the previous sentence shall include the Compensation Committee of the Board (the “Compensation Committee”), to the extent appropriate and consistent with the charter of the Compensation Committee. The Board shall review and approve the Company’s operating plan and budget annually as well as any material deviations from or amendments to such plans and budgets.
          2.9 Board Observer. The Investors holding a majority of the Registrable Securities purchased pursuant to the Series C Agreement shall be entitled to nominate one (1) Board observer (the “Board Observer”) with full rights to observe and attend any and all meetings and other proceedings of the Company’s Board of Directors and to receive all notices and information provided to the members of the Board. All out-of-pocket expenses of the Board Observer resulting from his or her activities in such capacity shall be reimbursed by the Company. The rights to vote for the nomination of the Board Observer pursuant to this Section 2.9 shall be transferable to any transferee of such Registrable Securities only to the extent that the transfer of such rights has been consented to by a majority of the Board, which consent shall not be unreasonably withheld.
          2.10 Related Party Transactions. The Company will not enter into any transaction with any employee, officer, director or shareholder of the Company or any of its subsidiaries (a “Related Party”) or member of such Related Party’s immediate family, or any corporation, partnership or other entity in which such Related Party is an officer, director or partner, or in which such Related Party has significant ownership interests or otherwise controls, is indebted to the Company or any of its subsidiaries, other than on arms-length basis as reasonably determined a majority of the Independent Directors.
          2.11 Termination of Certain Covenants. The covenants set forth in Sections 2.4 through 2.10 shall terminate and be of no further force or effect (i) upon the consummation of the Company’s sale of its Common Stock or other securities pursuant to an Initial Offering, or (ii) upon a Deemed Liquidation Event.
          3. Transfers of Registrable Securities.
          3.1 Transfer Notice. If at any time an Investor desires to Transfer any Registrable Securities (a “Selling Investor”), the Selling Investor shall promptly give the Company written notice thereof (the “Transfer Notice”). The Transfer Notice shall include a description and the amount of the Registrable Securities that the Selling Investor desires to Transfer (for the purposes of this Section 3, the “Offered Shares”). In the event that the Transfer is being made pursuant to the provisions of Section 3.3, the Transfer Notice shall state under which specific subsection the Transfer is being made. If the Company so elect within ten (10)

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days following receipt of such notice, the Company shall have the right, on an exclusive basis, for a period of forty-five (45) days after receipt of such notice to negotiate with the Selling Investor with respect to a definitive agreement for the sale and purchase of all (and not less than all) of the Offered Shares. The Selling Investor and the Company shall negotiate in good faith the terms and conditions of any such agreement.
          3.2 Non-Exercise of Rights. To the extent that the Company does not exercise its right to negotiate with the Selling Investor or the Company and the Selling Investor do not reach an agreement for the sale and purchase of the Offered Shares within the time periods specified in Section 3.1, the Selling Investor shall have a period of ninety (90) days from the expiration of such rights in which to sell the Offered Shares to a third-party transferee(s), on terms and conditions no less favorable to the Selling Investor than the terms proposed by the Company pursuant to Section 3.1 hereof (if applicable). The third party transferee(s) shall acquire the Offered Shares free and clear of subsequent rights of first offer under this Agreement. In the event the Selling Investor does not sell the Offered Shares within the ninety (90) day period from the expiration of these rights, the Company’s first offer rights shall continue to be applicable to any subsequent disposition of the Offered Shares by the Selling Investor until such rights lapse in accordance with the terms of this Agreement. Furthermore, the exercise or non-exercise of the rights of the Company under Section 3.1 to offer to purchase Registrable Securities from the Selling Investor shall not adversely affect its right to make subsequent purchases from the Selling Investor of Registrable Securities.
               3.3 Limitations to Company Right of First Offer. Notwithstanding the provisions of Section 3.1 of this Agreement, the first offer right of the Company shall not apply to (a) in the case of a company, corporation or a partnership, the Transfer of Registrable Securities to any members, shareholders or partners thereof (a member, shareholder or partner of a company, corporation or partnership that is a shareholder of the Company is referred to as an “Indirect Stockholder”) or to any entity controlled by, controlling or under common control with the transferor, (b) the Transfer of Registrable Securities to any spouse or member of an Investor’s immediate family (as defined below), or to a custodian, trustee (including a trustee of a voting trust), executor, or other fiduciary for the account of the Investor’s or an Indirect Stockholder’s spouse or members of the Investor’s immediate family, or to a trust for the Indirect Stockholder’s own self, or a charitable remainder trust, (c) Transfers of Equity Securities by one or more individual Investors pursuant to which after such Transfer, all of the Investors will continue to collectively own at least one million (1,000,000) shares (including shares held by transferees pursuant to clauses (a) and (b) above) of the Series C Preferred Stock purchased pursuant to the Series C Agreement (subject to adjustment for stock splits, stock dividends, recapitalizations and similar changes affecting the capital stock of the Company), (d) any sale of Registrable Securities to the public pursuant to a registration statement filed with, and declared effective by, the Securities and Exchange Commission under the Act; provided, however, that in the event of any transfer made pursuant to one of the exemptions provided by clauses (a) or (b), the Investor shall inform the Company in writing of such Transfer prior to effecting it and (ii) each such transferee or assignee, prior to the completion of the Transfer, shall have executed documents assuming the obligations of the Investor under this Agreement with respect to the transferred Registrable Securities. Except with respect to the Registrable Securities transferred under clauses (c) and (d) above (which Registrable Securities shall no

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longer be subject to the first offer rights of the Company), such transferred Registrable Securities shall remain “Registrable Securities” hereunder, and such pledgee, transferee or donee shall be treated as the “Investor” for purposes of this Agreement. For purposes of this Section 3.3, “Investor’s immediate family” shall include any spouse, father, mother, sibling, lineal descendant of spouse or lineal descendant of the Investor or of an Indirect Stockholder.
          4. Miscellaneous.
          4.1 Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any shares of Registrable Securities). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.
          4.2 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Wisconsin, as applied to contracts made and performed within the State of Wisconsin, without regard to principles of conflicts of law.
          4.3 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
          4.4 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.
          4.5 Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient; if not, then on the next business day, (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. The occurrence of the events set forth in subsections (i) through (iv) above shall constitute “Delivery” of notice. All communications shall be sent to the respective parties at the addresses set forth on the signature pages attached hereto (or at such other addresses as shall be specified by notice given in accordance with this Section 4.5).
          4.6 Expenses. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys’ fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

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          4.7 Entire Agreement, Amendments and Waivers. This Agreement (including the Exhibits and Schedules hereto, if any) constitutes the full and entire understnaidng and agreement among the parties with regard to the subjects hereof and thereof. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and the holders of a majority of the Registrable Securities. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any Registrable Securities, each future holder of all such Registrable Securities, and the Company.
          4.8 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision(s) shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision(s) were so excluded and shall be enforceable in accordance with its terms.
          4.9 Aggregation of Stock. All shares of Registrable Securities held or acquired by affiliated entities (including affiliated venture capital funds) or persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.
          4.10 Waiver of Jury Trial. TO THE EXTENT EACH MAY LEGALLY DO SO, EACH PARTY HERETO HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION, CAUSE OF ACTION, OR PROCEEDING ARISING UNDER OR WITH RESPECT TO THIS AGREEMENT, OR IN ANY WAY CONNECTED WITH, OR RELATED TO, OR INCIDENTAL TO, THE DEALING OF THE PARTIES HERETO WITH RESPECT TO THIS AGREEMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND IRRESPECTIVE OF WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE. TO THE EXTENT EACH MAY LEGALLY DO SO, EACH PARTY HERETO HEREBY AGREES THAT ANY SUCH CLAIM, DEMAND, ACTION, OR PROCEEDING SHALL BE DECIDED BY A COURT TRIAL WITHOUT A JURY AND THAT EITHER PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF ANY OTHER PARTY HERETO TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

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               IN WITNESS WHEREOF, the parties have executed this Investors’ Rights Agreement as of the date first above written.

COMPANY COMPANY ORION ENERGY SYSTEMS, LTD.
By:
Name:
Title:

Address:

INVESTORS:
By:
Name:
Title:

Address:

EXHIBIT C
FIRST OFFER AND CO-SALE AGREEMENT
          This FIRST OFFER AND CO-SALE AGREEMENT (the “Agreement”) is made as of the 31st day of July, 2006, by and among Orion Energy Systems, Ltd., a Wisconsin corporation (the “Company”), the officers and directors of the Company listed on Schedule A hereto (the “Shareholders”) and Clean Technology Fund II, LP. The Clean Technology Fund II, LP is referred to herein as the “Investor.” The Investor, together with any transferee of the Series C Preferred Stock of the Company (or common stock issuable upon the conversion thereof) that is subject to the terms of this Agreement, are herein referred to as “Investors.”
W I T N E S S E T H:
          WHEREAS, the Company and the Investors are parties to the Series C Senior Convertible Preferred Stock Purchase Agreement, dated of even date herewith (the “Series C Agreement”), pursuant to which the Investors are purchasing shares of the Company’s Series C Senior Convertible Preferred Stock (the “Series C Preferred Stock”); and
          WHEREAS, the Company and the Shareholders wish to enter into this Agreement to provide inducement to the Investors to purchase shares of Series C Preferred Stock.
          NOW, THEREFORE, in consideration of the foregoing premises and certain other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
          1. Definitions.
               (a) Common Stock. For purposes of this Agreement, the term “Common Stock” shall mean the Common Stock of the Company.
               (b) Delivery. For purposes of this Agreement, the term “Delivery” shall have the meaning set forth in Section 6 below.
               (c) Equity Securities. For purposes of this Agreement, the term “Equity Securities” shall mean any securities now or hereafter owned or held by a Holder (or a transferee in accordance with Section 2.3 herein), or any securities evidencing an ownership interest in the Company, or any securities convertible into or exercisable for any shares of the foregoing.
               (d) Holders. For purposes of this Agreement, the term “Holders” shall mean each of the Investors and Shareholders or persons who have acquired shares from any Investor or Shareholder or the transferees or assignees of an Investor or Shareholder in accordance with the provisions of Section 2.3 or Section 3 of this Agreement.
               (e) Independent Director. For purposes of this Agreement, the term “Independent Director” shall have the same meaning as set forth in the Company’s Articles of Incorporation.

               (f) Preferred Stock. For purposes of this Agreement, the term “Preferred Stock” shall mean the Preferred Stock of the Company.
               (g) Transfer. For purposes of this Agreement, the term “Transfer” shall include any sale, assignment, encumbrance, hypothecation, pledge, conveyance in trust, gift, transfer by bequest, devise or descent, or other transfer or disposition of any kind, including, but not limited to, transfers pursuant to divorce or legal separation, transfers to receivers, levying creditors, trustees or receivers in bankruptcy proceedings or general assignees for the benefit of creditors, whether voluntary, involuntarily or by operation of law, directly or indirectly, of any of the Equity Securities.
          2. Agreements Among the Parties.
          2.1 Investors’ Rights of First Offer.
               (a) If at any time a Shareholder desires to Transfer any Equity Securities (an “Offering Holder”), then unless such Transfer is excluded under Section 2.3, the Offering Holder shall promptly give the Company and each Investor written notice thereof (the “Offer Notice”). The Offer Notice shall include a description and the amount of the Equity Securities that the Holder desires to Transfer (for the purposes of this Section 2.1, the “Offered Shares”). If any Investors so elect within ten (10) days following receipt of such notice (each, an “Electing Investor”), the Electing Investors shall have the right, on an exclusive basis, for a period of forty-five (45) days after receipt of such notice to negotiate with the Offering Holder with respect to a definitive agreement for the sale and purchase of the Offered Shares. The Offering Holder and the Electing Investors shall negotiate in good faith the terms and conditions of any such agreement.
               (b) Unless the Electing Investors agree otherwise, in the event that the Offering Holder and the Electing Investors agree to final terms and conditions for the Transfer of the Offered Shares, each Electing Investor shall be entitled to purchase all of its respective pro rata share of the Offered Shares pursuant to such Transfer. Each Electing Investor’s pro rata share of the Offered Shares shall be a fraction of the Offered Shares, the numerator of which shall be the number of shares of Common Stock (including shares of Common Stock issuable upon conversion of Preferred Stock) owned by such Electing Investor and denominator of which shall be the total number of shares of Common Stock (including shares of Common Stock issuable upon conversion of Preferred Stock) held by all Electing Investors.
               (c) In the event any Electing Investor elects not to purchase all of its pro rata share of the Offered Shares available pursuant to its option under subsection 2.1(b), each Electing Investor that has elected to purchase all of its respective pro rata share of the Offered Shares (each, a “Fully Participating Investor”) shall be entitled to purchase its respective pro rata share of all unsubscribed shares (including any shares that are unsubscribed due to any other Fully Participating Investor not exercising its option to purchase unsubscribed shares). For purposes of this Section 2.1(c), the numerator shall be the same as that used in Section 2.1(b) above and the denominator shall be the total number of shares of Common Stock (including shares of Common Stock issuable upon conversion of Preferred Stock) owned by all Fully Participating Investors. Each Electing Investor shall be entitled to apportion Offered Shares to be purchased among its

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partners and affiliates (including in the case of a venture capital fund other venture capital funds affiliated with such fund), provided that such Electing Investor notifies the Offering Holder of such allocation.
               (d) To the extent that none of the Investors exercise their right to negotiate with the Offering Holder or the Electing Investors and the Offering Holder do not reach an agreement for the sale and purchase of the Offered Shares within the time periods specified in Section 2.1(a), the Offering Holder shall have a period of ninety (90) days from the expiration of such rights in which to sell the Offered Shares to a third-party transferee(s), on terms and conditions no less favorable to the Offering Holder than the terms proposed by any of the Electing Investors pursuant to Section 2.1(a) hereof (if applicable). In the event the Offering Holder does not sell the Offered Shares within the ninety (90) day period from the expiration of these rights, the Investors’ first offer rights shall continue to be applicable to any subsequent disposition of the Offered Shares by the Offering Holder until such rights lapse in accordance with the terms of this Agreement. Furthermore, the exercise or non-exercise of the rights of the Investors under this Section 2.1 to offer to purchase Equity Securities from the Offering Holder shall not adversely affect their rights to make subsequent purchases from the Offering Holder of Equity Securities or subsequently participate in sales of Equity Securities by a Selling Shareholder pursuant to Section 2.2 hereof. Any definitive agreement for the sale and purchase of the Offered Shares to a third-party transferee(s) shall be subject to the Investors’ right of co-sale pursuant to Section 2.2 hereof.
          2.2 Rights of Co-Sale.
               (a) If at any time a Shareholder proposes to Transfer Equity Securities (a “Selling Holder”), the Selling Holder shall promptly give the Company and each Investor written notice of the Selling Holder’s intention to make the Transfer (for purposes of this Section 2.2, the “Transfer Notice”). The Transfer Notice shall include (i) a description of the Equity Securities to be transferred (for purposes of this Section 2.2, the “Offered Shares”), (ii) the name(s) and address(es) of the prospective transferee(s), (iii) the consideration and (iv) the material terms and conditions upon which the proposed Transfer is to be made. The Transfer Notice shall certify that the Selling Holder has received a firm offer from the prospective transferee(s) and in good faith believes a binding agreement for the Transfer is obtainable on the terms set forth in the Transfer Notice. The Transfer Notice shall also include a copy of any written proposal, term sheet or letter of intent or other agreement relating to the proposed Transfer. In the event that the transfer is being made pursuant to the provisions of Section 2.3, the Transfer Notice shall state under which specific subsection the Transfer is being made.
               (b) Each Investor (a “Co-selling Investor”) that notifies the Company and the Selling Holder in writing within five (5) days after Delivery of a Transfer Notice referred to in Section 2.2(a) shall have the right to participate in such sale of Equity Securities on the same terms and conditions as specified in the Transfer Notice. Such Co-selling Investor’s notice to the Company and the Selling Holder shall indicate the maximum number of shares of capital stock of the Company that the Co-selling Investor wishes to sell under his, her or its right to participate. To the extent one or more of the Investors exercise such right of participation in accordance with the terms and conditions set forth below, the number of shares of Equity Securities that the Selling Holder may sell in the Transfer shall be correspondingly reduced.

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               (c) Each Co-selling Investor may sell all or any part of that number of shares of capital stock of the Company equal to the product obtained by multiplying (i) the aggregate number of shares of Equity Securities covered by the Transfer Notice by (ii) a fraction, the numerator of which is the number of shares of Common Stock (including shares of Common Stock issuable upon conversion of Preferred Stock) owned by the Co-selling Investor on the date of the Transfer Notice and the denominator of which is the total number of shares of Common Stock (including shares of Common Stock issuable upon conversion of Preferred Stock) owned by the Selling Shareholder and all of the Co-selling Investors on the date of the Transfer Notice.
               (d) Each Co-selling Investor shall effect its participation in the sale by promptly delivering to the Selling Holder for transfer to the prospective purchaser one or more certificates, properly endorsed for transfer to the purchaser, which represent:
                    (i) if the Offered Shares are shares of Series C Preferred Stock, the number of shares of Series C Preferred Stock of the Company that such Co-selling Holder elects to sell;
                    (ii) if the Offered Shares are shares of Preferred Stock other than shares of Series C Preferred Stock, that number of shares of Series C Preferred Stock equal to the as converted to Common Stock equivalent of that number of Offered Shares that the Selling Holder (together with any other Co-selling Investors) would be permitted to sell if the Co-selling Investor were not participating in the sale;
                    (iii) if the Offered Shares are shares of Common Stock, that number of shares of Common Stock, or such number of shares of capital stock of the Company that are at such time convertible into the number of shares of Common Stock, that such Co-selling Investor elects to sell; provided, however, that if the prospective third-party purchaser objects to the delivery of shares of capital stock of the Company in lieu of Common Stock, such Co-selling Investor shall convert such shares of capital stock of the Company into Common Stock and deliver Common Stock as provided in this Section 2.2. The Company agrees to make any such conversion concurrent with the actual transfer of such shares to the purchaser and contingent on such transfer.
               (e) The stock certificate or certificates that the Co-selling Investor delivers to the Selling Shareholder pursuant to Section 2.2(d) shall be transferred to the prospective purchaser in consummation of the sale of the Equity Securities pursuant to the terms and conditions specified in the Transfer Notice, and the prospective purchaser shall concurrently therewith remit to such Co-selling Investor that portion of the sale proceeds to which such Co-selling Investor is entitled by reason of its participation in such sale. To the extent that any prospective purchaser or purchasers prohibits such assignment or otherwise refuses to purchase shares or other securities from a Co-selling Investor exercising its rights of co-sale hereunder, the Selling Holder shall not sell to such prospective purchaser or purchasers any Equity Securities unless and until, simultaneously with such sale, the Selling Holder shall purchase such shares or other securities from such Co-selling Investor for the same consideration and on the same terms and conditions as the proposed transfer described in the Transfer Notice. In the event that a Co-selling Investor elects to participate in a sale of Equity Securities pursuant to this Section 2.2, each Holder agrees to purchase the Equity Securities held by such Co-selling Investor in

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accordance with this Agreement provided such Co-selling Investor has otherwise complied with the provisions of this Section 2.2.
               (f) To the extent that the Investors have not exercised their right to participate in the sale of the Offered Shares within the time periods specified in Section 2.2(b), the Selling Holder shall have a period of ninety (90) days from the expiration of such rights in which to sell the Offered Shares upon terms and conditions (including the purchase price) no more favorable than those specified in the Transfer Notice, to the third-party transferee(s) identified in the Transfer Notice. The third-party transferee(s) shall acquire the Offered Shares free and clear of subsequent rights of first offer and co-sale under this Agreement. In the event the Selling Holder does not consummate the sale or disposition of the Offered Shares within the ninety (90) day period from the expiration of these rights, the Investors’ first offer and co-sale rights shall continue to be applicable to any subsequent disposition of the Offered Shares by the Selling Holder until such right lapses in accordance with the terms of this Agreement. Furthermore, the exercise or non-exercise of the rights of the Investors under this Section 2.2 to participate in sales of Equity Securities by the Selling Holder shall not adversely affect their rights to make subsequent offers to purchase from the Selling Holder of Equity Securities or subsequently participate in sales of Equity Securities by the Selling Shareholder.
          2.3 Limitations to Rights of First Offer and Co-Sale. Notwithstanding the provisions of Section 2.1 and Section 2.2 of this Agreement, the first offer and co-sale rights of the Investors shall not apply to (a) in the case of a company, corporation or a partnership, the Transfer of Equity Securities to any members, shareholders or partners thereof (a member, shareholder or partner of a company, corporation or partnership that is a Shareholder of the Company is referred to as an “Indirect Shareholder”) or to any entity controlled by, controlling or under common control with the transferor, (b) the Transfer of Equity Securities to any spouse or member of a Holder’s immediate family (as defined below), or to a custodian, trustee (including a trustee of a voting trust), executor, or other fiduciary for the account of the Holder’s or an Indirect Shareholder’s spouse or members of the Holder’s immediate family, or to a trust for the Indirect Shareholder’s own self, or a charitable remainder trust, (c) any sale of Equity Securities to the public pursuant to a registration statement filed with, and declared effective by, the Securities and Exchange Commission under the Securities Act of 1933, as amended; provided, however, that in the event of any transfer made pursuant to one of the exemptions provided by clauses (a) or (b), the Holder shall inform the Investors and the Company in writing of such Transfer prior to effecting it and (ii) each such transferee or assignee, prior to the completion of the Transfer, shall have executed documents assuming the obligations of the Holder under this Agreement with respect to the transferred Equity Securities. Except with respect to the Equity Securities transferred under clause (c) above (which Equity Securities shall no longer be subject to the first offer or co-sale rights of the of the Investors), such transferred Equity Securities shall remain “Equity Securities” hereunder, and such pledgee, transferee or donee shall be treated as the “Holder” for purposes of this Agreement. For purposes of this Section 2.3, “Holder’s immediate family” shall include any spouse, father, mother, sibling, lineal descendant of spouse or lineal descendant of the Holder or of an Indirect Shareholder.
          Notwithstanding the provisions of Section 2.1 of this Agreement, the rights of first offer of the Investors shall not apply to Transfers of Equity Securities of one or more individual Shareholders until the aggregate amount of such sales after the date hereof shall equal $1,000,000.

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          Notwithstanding the provisions of Section 2.2 of this Agreement, the co-sale rights of the Investors shall not apply to any Transfers of Equity Securities of one or more individual Shareholders until the aggregate amount of such Transfers after the date hereof shall equal $1,000,000 exclusive of any Transfers of Equity Securities within any fiscal year by individual Shareholders of up to twenty percent (20%) of the Equity Securities (including for such purpose any Equity Securities which are the subject of options or other rights to purchase) held by such Shareholder on the date hereof.
          2.4 Prohibited Transfers. The parties hereto agree that no Holder shall Transfer Equity Securities to any competitor of the Company. If at any time a Holder proposes to Transfer Equity Securities, it shall notify the Company of the identity of such transferee no later than ten (10) business days prior to entering into a definitive agreement with respect to such Transfer. If a majority of the Independent Directors reasonably determines within such ten (10) business day period that the proposed transferee is a competitor of the Company and that such Transfer would not be in the best interest of the Company, the Board shall immediately notify the Holder of such determination and the Holder shall be prohibited from transferring any Equity Securities to such proposed transferee.
          Any sale, assignment, transfer, pledge, hypothecation or other encumbrance or disposition of Equity Securities not made in conformance with this Agreement shall be null and void, shall not be recorded on the books of the Company and shall not be recognized by the Company.
          3. Assignments and Transfers; No Third-Party Beneficiaries. This Agreement and the rights and obligations of the parties hereunder shall inure to the benefit of, and be binding upon, their respective successors, assigns and legal representatives, but shall not otherwise be for the benefit of any third party. The rights of the Investors hereunder are only assignable (i) to any other Investor, (ii) to a partner, member or affiliate of such Investor (including affiliated venture capital funds of which such Investor is a partner or member) or (iii) to an assignee or transferee who acquires all of the Equity Securities held by a particular Investor or at least two hundred fifty thousand (250,000) shares of the Series C Preferred Stock (or shares of Common Stock into which such Series C Preferred Stock has been converted) purchased pursuant to the Series C Agreement (subject to adjustment for stock splits, stock dividends, recapitalizations and similar changes affecting the capital stock of the Company) from such Investor.
          4. Legend. Each existing or replacement certificate for shares now owned or hereafter acquired by the Holders shall bear the following legend upon its face:

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“THE SALE, PLEDGE, HYPOTHECATION, ASSIGNMENT OR TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE TERMS AND CONDITIONS OF A CERTAIN FIRST OFFER AND CO-SALE AGREEMENT BY AND BETWEEN THE SHAREHOLDER, THE CORPORATION AND CERTAIN HOLDERS OF STOCK OF THE CORPORATION. COPIES OF SUCH AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE CORPORATION.”
     5. Effect of Change in Company’s Capital Structure. If, from time to time, the Company pays a stock dividend or effects a stock split or other change in the character or amount of any of the outstanding stock of the Company, then in such event any and all new, substituted or additional securities to which a Holder is entitled by reason of such Holder’s ownership of Equity Securities shall be immediately subject to the rights and obligations set forth in this Agreement with the same force and effect as the stock subject to such rights immediately before such event.
     6. Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient; if not, then on the next business day, (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one (1) business day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. The occurrence of the events set forth in subsections (i) through (iv) above shall constitute “Delivery” of notice. All communications shall be sent to the respective parties at the addresses set forth on the signature pages attached hereto (or at such other addresses as shall be specified by notice given in accordance with this Section 6).
     7. Further Instruments and Actions. The parties hereto agree to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Agreement. Each such party agrees to cooperate affirmatively with each other party, and to the extent reasonably requested by any such party, to enforce rights and obligations pursuant hereto.
     8. Term. This Agreement shall terminate and be of no further force or effect upon (a) the consummation of the Company’s sale of its Common Stock or other securities pursuant to an initial public offering under the Securities Act of 1933, or (b) the consummation of a Deemed Liquidation Event, as such term is defined in the Company’s Articles of Incorporation (as amended from time to time). This Agreement shall terminate with respect to any Shareholder upon the termination of such Shareholder as an officer or director of the Company.
     9. Entire Agreement. This Agreement contains the entire understanding of the parties hereto with respect to the subject matter hereof and supersedes any other prior agreements between the parties hereto with respect to the subject matter hereof.
     10. Amendments and Waivers. This Agreement constitutes the full and entire understanding and agreement among the parties with regard to the subjects hereof and thereof and

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supersedes all prior agreements with regard to the subject matter hereof. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and the Investors holding at least a majority of the shares of Common Stock (assuming full conversion at the then effective conversion rate of all shares of Preferred Stock owned by all of the Investors) held by all Investors. Notwithstanding the foregoing, in the event that such amendment or waiver adversely affects the obligations or rights of a Shareholder under this Agreement, such amendment or waiver shall also require the written consent of such adversely affected Shareholder or, if multiple Shareholders are so adversely affected, the holders of a majority in interest of such adversely affected Shareholders. Any amendment or waiver effected in accordance with this Section 10 shall be binding upon all Holders and their respective successors and assigns.
          11. Governing Law. This Agreement shall be interpreted under the laws of the State of Wisconsin without reference to Wisconsin conflicts of law provisions.
          12. Severability. If one or more provisions of this Agreement is held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.
          13. Attorney’s Fees. In the event that any dispute among the parties to this Agreement should result in litigation, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.
          14. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
          15. Waiver of Jury Trial. TO THE EXTENT EACH MAY LEGALLY DO SO, EACH PARTY HERETO HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION, CAUSE OF ACTION, OR PROCEEDING ARISING UNDER OR WITH RESPECT TO THIS AGREEMENT, OR IN ANY WAY CONNECTED WITH, OR RELATED TO, OR INCIDENTAL TO, THE DEALING OF THE PARTIES HERETO WITH RESPECT TO THIS AGREEMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND IRRESPECTIVE OF WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE. TO THE EXTENT EACH MAY LEGALLY DO SO, EACH PARTY HERETO HEREBY AGREES THAT ANY SUCH CLAIM, DEMAND, ACTION, OR PROCEEDING SHALL BE DECIDED BY A COURT TRIAL WITHOUT A JURY AND THAT ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF ANY OTHER PARTY HERETO TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

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               IN WITNESS WHEREOF, the parties hereto have executed this First Offer and Co-sale Agreement as of the date first written above.

COMPANY ORION ENERGY SYSTEMS, LTD.
By:
Name:
Title:

Address:
Signature Page to Orion Energy Systems, Ltd.
Right of First Refusal Agreement

INVESTORS:
By:
Name:
Title:

Address:
Signature Page to Orion Energy Systems, Ltd.
Right of First Refusal Agreement

SHAREHOLDERS: [NAME]
By:
Name:
Title:

Address:

[NAME]
By:
Name:
Title:

Address:
Signature Page to Orion Energy Systems, Ltd.
Right of First Refusal Agreement

Schedule A
Shareholders

EXHIBIT D
EMPLOYEE
PROPRIETARY INFORMATION
AND INTELLECTUAL PROPERTY AGREEMENT

(name of employee)

(address)

     In consideration of my employment by Orion Energy Systems, Ltd. (the “Company”), the compensation received by me from the Company from time to time and [list any additional consideration given in exchange for employee’s execution and delivery of Agreement] the receipt and sufficiency of which is hereby acknowledged, the Company and I agree as follows:
     1. I understand that the Company possesses and will possess Proprietary Information which is important to its or its affiliates’ or clients’ business. For purposes of this Agreement, “Proprietary Information” is all information, whether or not made verbally or in writing or other tangible or intangible form, that was or will be developed, created, or discovered by or on behalf of the Company or its affiliates or clients, or which became or will become known by, or was or is conveyed to the Company or its affiliates or clients, which has value in the Company’s or its affiliates’ or clients’ business, or is considered, deemed or treated as confidential by the Company, its affiliates or clients or is otherwise not generally known. “Proprietary Information” includes, but is not limited to, the proprietary integrated sales management system developed and maintained by the Company providing various sales methodology, technology, financial and marketing solutions including customer relationship management, financial management, product and service information; information concerning the Company’s business, products, and affairs which may be or has been developed or belongs to or is otherwise possessed by the Company; product and engineering specifications; proprietary tooling information; performance analyses of the Company’s products; inventions and ideas; research and development; current and planned manufacturing or distribution methods and processes; customer lists; current and anticipated customer requirements; market studies; business plans; financial information; and other business and strategic information; trade secrets, ideas, methodologies, skills, knowledge, computer programs, computer codes, databases, database criteria, user profiles, algorithms, modules, scripts, features and modes of operation, designs, technology, ideas, know-how, processes, data, techniques, internal documentation, improvements, inventions (whether patentable or not), works of authorship, technical, business, financial, client, marketing, and product development plans, forecasts, the salaries and terms of compensation of other employees, client and supplier lists, contacts at or knowledge of clients or prospective clients of the Company or its affiliates, and other information concerning the Company’s or its affiliates’ or clients’ actual or anticipated products or services, business, research or development, or any information which is received in confidence by or for the Company from any other person. Proprietary Information shall not include publicly available information (in substantially the same form in which it is publicly available) unless such information is publicly available by reason of unauthorized disclosure.
     2. I understand that my employment creates a relationship of confidence and trust between me and the Company with respect to Proprietary Information. I agree to take all measures necessary to safeguard and protect the Proprietary Information of the Company, its affiliates and clients. I agree to keep in strict confidence, and not to directly or indirectly, at any time during or for up to two years after my employment with the Company ends, disclose, furnish, disseminate, make available, or, except solely in the course of performing my duties of employment with the Company, during my employment, use any Proprietary Information. I understand and agree that the Proprietary Information could be used or disseminated anywhere in the United States and Canada, and if so used or disseminated without Company permission could seriously harm the Company. Accordingly, I agree that the scope of this provision is as to the entire United States and Canada.
     3. During my employment at the Company, I may be exposed to trade secrets of the Company, its affiliates or clients. Nothing in this Agreement diminishes or limits any protection granted by law to trade secrets or relieves me of any duty not to disclose, use, or misappropriate any information that is a trade secret for as long as such information remains a trade secret.
     4. I understand that the Company possesses or will possess “Company Materials” which are important to its or its affiliates’ or clients’ business. For purposes of this Agreement, “Company Materials” are documents, apparatus, equipment and any other property of the Company, or any reproduction of such property or other media or tangible items that contain or embody Proprietary Information or any other information or material concerning the business, operations or plans of the Company or its affiliates or clients, whether such documents have been prepared by me or by others. “Company Materials” include, but are not limited to, computers, computer software, computer disks, tapes, printouts, source, HTML and other code, flowcharts, schematics, designs, graphics, trademarks, service marks, logos, trade dress, domain names, drawings, photographs, charts, graphs, notebooks, customer lists, sound recordings, other tangible or intangible manifestation of content, and all other documents and materials whether printed, typewritten, handwritten, electronic, or stored on computer disks, tapes, hard drives, or any other tangible medium, as well as samples, prototypes, models, products and the like.
          a. All Proprietary Information, Company Materials, and all title, rights, interests, patents, patent rights, copyrights, trademark and service mark rights and all goodwill associated therewith, trade secret rights, and other intellectual property and rights anywhere in the world of any kind (collectively “Rights”) in connection with such Proprietary Information and Company Materials shall be the sole and exclusive property of the Company. I hereby assign to the Company any Rights I may have or acquire in such Proprietary Information or Company Materials.
          b. I agree that during my employment by the Company, I will not deliver any Company Materials to any person or entity except as I am required to do in connection with performing the duties of my employment. I further agree that, immediately upon the termination of my employment by me or by the Company for any reason, or during my employment if so requested by the Company, I will return all

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Company Materials, excepting only (i) my personal copies of records relating to my compensation; and (ii) my copy of this Agreement. I shall also provide any information, such as passwords or codes, necessary to allow the Company to fully utilize its property.
          c. I will promptly disclose in writing to my immediate supervisor, with a copy to the President or Chief Executive Officer of the Company, or to any persons designated by the Company, all Company Developments. “Company Developments” shall include, without limitation, all Developments made, conceived, reduced to practice, suggested or developed by me, either alone or jointly with others, during the term of my employment and during the one year period thereafter, whether or not during usual business hours and whether or not on the premises of the Company or its affiliates that (i) result in any way from the performance of my duties or obligations for the Company or its affiliates, (ii) relate in any way to the past, present or anticipated products, services or business of the Company or its affiliates, or (iii) were made, conceived, reduced to practice, suggested or developed in any way using or otherwise relying on any Company Materials, Proprietary Information or Rights of the Company or any of its affiliates. “Developments” shall include, without limitation, any work of authorship, discovery, improvement, invention, design, graphic, trademark, service mark, trade dress, logo, domain name, source, HTML and other code, trade secret, technology, algorithms, computer program, audio, video or other files or content, idea, design, process, technique, know-how, data, and all other Company Materials, information, work product and written disclosures thereof, whether or not patentable or copyrightable.
          d. I agree that all Company Developments shall be the sole and exclusive property of the Company. Unless the Company decides otherwise, the Company shall be the sole and exclusive owner of all Rights in connection therewith. All copyright-protected Company Developments are and at all times shall remain “work made for hire”. I hereby assign to the Company any and all of my Rights to any Company Developments, absolutely and forever, throughout the world and for the full term of each and every such Right, including renewal or extension of any such term.
          e. I agree to perform, during and after my employment, all acts deemed necessary or desirable by the Company to permit and assist it, at the Company’s expense, in evidencing, perfecting, obtaining, maintaining, defending and enforcing Rights and/or any assignments required hereunder in any and all countries and otherwise effectuating the purposes of this Agreement. Such acts may include, but are not limited to, execution of documents and assistance or cooperation in legal proceedings or efforts to register, apply for, or otherwise obtain, prosecute or maintain Rights relating to Proprietary Information, Company Materials or Company Developments. I hereby irrevocably designate and appoint the Company and its duly authorized officers and agents, as my agents and attorneys-in-fact to act for and in my behalf and instead of me, to execute and file any documents and to do all other lawfully permitted acts to further the above purposes with the same legal force and effect as if executed by me.
          f. Any assignment of copyright hereunder includes all rights of paternity, integrity, disclosure and withdrawal and any other rights that may be known as or referred to as “moral rights” (collectively “Moral Rights”). To the extent such Moral

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Rights cannot be assigned under applicable law and to the extent the following is allowed by the laws in the various countries where Moral Rights exist, I hereby waive such Moral Rights and consent to any action of the Company that would violate such Moral Rights in the absence of such consent. I will confirm any such waivers and consents from time to time as requested by the Company.
          g. I have attached hereto a complete list of all existing Developments to which I claim ownership as of the date of this Agreement and that I desire to specifically clarify are not subject to this Agreement, and I acknowledge and agree that such list is complete. If no such list is attached to this Agreement, I represent that I have no such Developments at the time of signing this Agreement.
          h. I represent that my performance of all the terms of this Agreement will not breach any agreement to keep in confidence proprietary information acquired by me in confidence or in trust prior to my employment by the Company. I have not entered into, and I agree I will not enter into, any agreement either written or oral in conflict herewith or in conflict with my employment with the Company. I also understand that I am prohibited from using or disclosing, in the course of my employment with the Company, any proprietary information, trade secrets, or tangible property of any other person or company, including prior employers, without the express authority to do so.
          i. I represent that any and all Developments that I may create under this Agreement will be original and shall not defame the Company, its other employees, officers, directors, consultants or agents or any third party or constitute a violation of the rights of privacy of the Company’s other employees or any rights of any third party.
     5. In addition to any other remedies provided by law, if I breach this Agreement, the Company shall be entitled to injunctive relief against me. In the event that the Company is required to hire an attorney to enforce this Agreement or to defend against any claim because I have not performed or fulfilled any of my obligations under this Agreement, the Company shall be entitled to recover reasonable attorneys’ fees and other expenses in enforcing the obligation or defending against the claim.
     6. I agree that this Agreement is not an employment contract and that I have the right to resign and the Company has the right to terminate my employment at any time, for any reason, with or without cause, subject to the provisions of any written employment agreement between the Company and me.
     7. I agree that this Agreement does not purport to set forth all of the terms and conditions of my employment, and that as an employee of the Company I have obligations to the Company which are not set forth in this Agreement.
     8. I agree that my obligations under paragraphs 1, 2, 3, 4 and 5 of this Agreement shall continue in effect after termination of my employment, regardless of the reason or reasons for termination, and whether such termination is voluntary or involuntary on my part, and that the Company is entitled to communicate my obligations under this Agreement to any future employer or potential employer of mine.

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     9. I agree that if one or more provisions of this Agreement are held to be illegal or unenforceable under applicable law, such illegal or unenforceable portion(s) shall be limited or excluded from this Agreement to the minimum extent required so that this Agreement shall otherwise remain in full force and effect and enforceable in accordance with its terms. The exclusion of any provision from this Agreement shall not affect any other provision of this Agreement.
     10. This Agreement shall be effective as of the date I commenced employment with the Company and this Agreement shall be binding upon me, my heirs, executors, assigns, and administrators and shall inure to the benefit of the Company, its subsidiaries, successors and assigns.
     11. This Agreement can only be modified by a subsequent written agreement executed by the President or Chief Executive Officer of the Company.

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I HAVE READ THIS AGREEMENT CAREFULLY AND I UNDERSTAND AND ACCEPT THE OBLIGATIONS WHICH IT IMPOSES UPON ME WITHOUT RESERVATION. NO PROMISES OR REPRESENTATIONS HAVE BEEN MADE TO ME TO INDUCE ME TO SIGN THIS AGREEMENT. I SIGN THIS AGREEMENT VOLUNTARILY AND FREELY, IN DUPLICATE, WITH THE UNDERSTANDING THAT ONE COUNTERPART WILL BE RETAINED BY THE COMPANY AND THE OTHER COUNTERPART WILL BE RETAINED BY ME.
     Dated:                     , 200___

Signature

Name of Employee:

(please print name)

Accepted and Agreed to:

Orion Energy Systems, Ltd.

Signature:

Name:

Title:

ATTACHMENT A
Orion Energy Systems, Ltd.
1204 Pilgrim Road
Plymouth, WI 53073
Ladies and Gentlemen:
                1. The following is a complete list of Developments relevant to the subject matter of my employment by Orion Energy Systems, Ltd. (the “Company”) that have been made, conceived, first reduced to practice or suggested by me alone or jointly with others prior to my employment by the Company that I desire to clarify are not subject to the Company’s Employee Proprietary Information and Intellectual Property Agreement.

No Developments

See below:

Additional sheets attached
                2. I propose to bring to my employment the following materials and documents of a former employer:

No materials or documents

See below:

Signature:

Name of Employee:

(please print name)

EXHIBIT E

Form of Foley & Lardner LLP Opinion
          1. The Company is a corporation duly incorporated, validly existing and in active status under the laws of the State of Wisconsin and has the corporate power and authority to execute and deliver the Transaction Documents and to consummate the transactions contemplated thereby.
          2. The Company has duly authorized, executed and delivered the Transaction Documents and each of the Transaction Documents constitutes the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles.
          3. The Company’s authorized capital stock, immediately prior to the Closing, consists of the following: (a) 80,000,000 shares of Common Stock, of which (i) 9,001,770 shares are issued and outstanding (of which 61,864 are held by the Company in a fiduciary capacity); (b) 20,000,000 shares of Cumulative Preferred Stock, of which (i) 500,000 shares are designated Series A Convertible 12% Cumulative Preferred Stock (the “Series A Preferred Stock”), of which 84,000 are issued and outstanding (20,000 of which are held by a third party and 64,000 of which are held by the Company in a fiduciary capacity), (ii) 4,000,000 shares are designated Series B Preferred Stock (the “Series B Preferred Stock”), of which 2,989,830 are issued and outstanding, and (iii) 2,000,000 shares are designated Series C Preferred Stock, none of which are outstanding and 1,636,364 of which are to be sold pursuant to the Purchase Agreement. Each outstanding share of Common Stock, Series A Preferred Stock and Series B Preferred Stock has been validly issued and is fully paid and non-assessable except to the extent provided in Section 180.0622 of the Wisconsin Statutes. To our knowledge, there are no outstanding options, warrants, conversion privileges, preemptive rights or other rights presently outstanding to purchase any of the authorized but unissued capital stock of the Company, other than (1) 8,423,750 shares of Common Stock reserved for issuance under the Equity Incentive Plan, (2) 1,099,110 shares of Common Stock reserved for issuance upon the exercise of warrants, (3) 252,000 shares of Common Stock reserved for issuance upon the conversion of the Series A Preferred Stock, (4) 2,989,830 shares of Common Stock reserved for issuance upon the conversion of the Series B Preferred Stock, (5) 1,636,364 shares of Common Stock reserved for issuance upon the conversion of the Series C Preferred Stock to be sold pursuant to the Purchase Agreement (subject to adjustment in accordance with the terms thereof) and (6) the preemptive rights of the Investors under the Investors’ Rights Agreement.
          4. The Shares have been duly authorized and, upon issuance and delivery against payment therefor in accordance with the terms of the Purchase Agreement, the Shares will be validly issued, fully paid and nonassessable, except as provided in Section 180.0622 of the Wisconsin Statutes.
          5. The Restated Articles have been duly authorized by the Company, and, based on the file stamped copy received from the Wisconsin Department of Financial Institution dated as of the date hereof, have been filed with the Department of Financial Institutions of the State of Wisconsin and constitute the Articles of Incorporation of the Company as of the date hereof.
          6. No consent, approval, authorization or other action by or filing with any governmental agency or instrumentality of the State of Wisconsin or the United States of America is required on the part of the Company for the execution and delivery of the Transaction Documents or the consummation of the transactions contemplated thereby in accordance with the terms thereof, except those already obtained or made or those required under Federal and state securities laws to be made after the Closing.
          7. The execution and delivery of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated thereby in accordance with the terms thereof do not (i) violate any Wisconsin or Federal statute, law, rule or regulation known to us to which the Company is subject, (ii) breach the provisions of the Restated Articles or the Bylaws of the Company, (iii) to our knowledge, breach the provisions of, or constitute a default under, any of the agreements or instruments listed on the Schedule of Exceptions to the Purchase Agreement or (iv) to our knowledge, violate or contravene any order, writ, judgment, decree, determination or award that specifically names the Company.
          8. Based in part upon and assuming the accuracy of the representations and warranties of the Investors set forth in Section 3 of the Purchase Agreement, it is not necessary in connection with the issuance and sale of the Shares pursuant to the Purchase Agreement to register the Shares under the Securities Act.